United States

Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

DOW JONES & COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notice of 2005 Annual Meeting and Proxy Statement

Dow Jones & Company

Dow Jones & Company, Inc.

200 Liberty Street, New York, New York, 10281

To Our Stockholders:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Dow Jones & Company, Inc., which will be held on Wednesday, April 20, 2005 at 11:00 a.m. at:

The Smithsonian National Museum of the American Indian

One Bowling Green

New York, New York

Discussions of Company affairs at past Annual Meetings have generally been interesting and useful. I hope you will be able to attend.

This year, you are being asked to act upon the election of eleven directors, the approval of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as independent registered public accountants for 2005, the approval of two amendments to the Dow Jones 2001 Long-Term Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares from 9,000,000 to 10,500,000 shares and to increase the number of shares available for grants of stock-based awards by 1,400,000 from 2,100,000 to 3,500,000 shares, the approval of proposals to amend our Certificate of Incorporation and Bylaws, and one stockholder proposal. The Board of Directors recommends a vote FOR the election of directors, FOR the approval of the appointment of PricewaterhouseCoopers LLP, FOR the approval of the two amendments to the Dow Jones 2001 Long-Term Incentive Plan, FOR the approval of the proposals to amend our Certificate of Incorporation and Bylaws and AGAINST the stockholder proposal.

These matters are discussed in greater detail in the accompanying proxy statement.

Regardless of the number of shares you own and whether or not you plan to attend, it is important that your shares are represented and voted at the meeting. You are requested either to sign, date and return the enclosed proxy or to vote by telephone or via the Internet pursuant to the instructions in this proxy statement promptly. If you do attend the Annual Meeting, you may still vote in person if you desire.

Sincerely yours,

Peter R. Kann

Chairman of the Board

March 18, 2005

Dow Jones & Company, Inc.

200 Liberty Street, New York, New York, 10281

Notice of 2005 Annual Meeting of Stockholders

to be held Wednesday, April 20, 2005

To the Stockholders of

DOW JONES & COMPANY, INC.

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Dow Jones & Company, Inc. will be held at The Smithsonian National Museum of the American Indian, One Bowling Green, New York, New York on Wednesday, April 20, 2005 at 11:00 a.m. for the purposes of:

1.	Electing eleven directors to serve for a one-year term expiring in 2006;

2.	Approving the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as independent accountants for 2005;

3.	Approving the two amendments to the Dow Jones 2001 Long-Term Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares from 9,000,000 to 10,500,000 shares and to increase the number of shares available for grants of stock-based awards by 1,400,000 from 2,100,000 to 3,500,000 shares;

4.	Approving an amendment to the Certificate of Incorporation to reduce the threshold at which shares of Class B Common Stock are automatically converted into shares of Common Stock from 12,000,000 to 7,500,000 shares;

5.	Approving amendments to (i) the Bylaws to provide that no member of management or Bancroft family representative will be qualified to become a director unless, thereafter, a majority of the directors will be persons who are neither members of management nor Bancroft family representatives and (ii) the Certificate of Incorporation to require either a separate vote of each class of the Company’s stock or a vote of 80% of the directors in office to change the foregoing Bylaw provision;

6.	Approving amendments to (i) the Bylaws to fix the size of the Board at sixteen (ii) the Certificate of Incorporation to require either a separate vote of each class of stock of the Company’s stock or a vote of 80% of the directors in office to change the foregoing Bylaw provision and (iii) the Certificate of Incorporation and the Bylaws to increase to seven the number of directors to be elected by holders of the Company’s Common Stock, voting separately;

7.	Acting upon a stockholder proposal to require that the positions of Chairman of the Board and Chief Executive Officer be held by different persons; and

8.	Transacting such other business as may properly come before the meeting.

Your attention is directed to the accompanying proxy statement for further information with respect to the matters to be acted upon at the meeting.

Stockholders of record at the close of business on February 25, 2005 are entitled to notice of and to vote at the meeting. A list of such stockholders will be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten days prior to the meeting at the Company’s offices, One World Financial Center, 200 Liberty Street, New York, New York.

Stockholders are requested to complete, date, sign and return the enclosed proxy in the enclosed postage prepaid envelope or to vote by telephone or via the Internet pursuant to the instructions in this proxy statement. Until your proxy is voted you may revoke it by executing a later-voted proxy by telephone, mail or the Internet or by voting by ballot at the meeting. Your prompt response will be appreciated.

By order of the Board of Directors,

Joseph A. Stern

Secretary

March 18, 2005

Dow Jones & Company, Inc.

200 Liberty Street, New York, New York, 10281

Proxy Statement

2005 Annual Meeting of Stockholders to be held Wednesday, April 20, 2005

Solicitation and Revocation of Proxies

This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Dow Jones & Company, Inc. of proxies for use at the Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, April 20, 2005 at The Smithsonian National Museum of the American Indian, One Bowling Green, New York, New York for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. We are sending this proxy statement and the proxies to the shareholders beginning on or about March 18, 2005.

Registered stockholders may vote by: (i) executing and returning the enclosed proxy card; (ii) calling the toll-free telephone number specified on the proxy card; or (iii) voting via the Internet at the website specified on the proxy card. Registered stockholders who elect to vote by telephone or via the Internet need not return their proxy card. To ensure that your proxy is voted, it should be received by 11:59 p.m. Eastern Time the day prior to the Annual Meeting. Stockholders whose shares are held in the name of a bank or broker must follow the voting instructions on the form they receive from their bank or broker. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

Each proxy will be voted in accordance with the stockholder’s instructions with respect to (i) the election of directors; (ii) approving the appointment by the Audit Committee of PricewaterhouseCoopers LLP as auditors for 2005; (iii) approving two amendments to the Dow Jones 2001 Long-Term Incentive Plan; (iv) approving the proposals to amend the Certificate of Incorporation and Bylaws; and (v) acting upon the stockholder proposal. If no such instructions are specified, the proxies will be voted FOR the election of each person nominated for election as a director, FOR the approval of the appointment of PricewaterhouseCoopers LLP, FOR the proposals to amend the Dow Jones 2001 Long-Term Incentive Plan, FOR the proposals to amend the Certificate of Incorporation and Bylaws and AGAINST the stockholder proposal.

Until a proxy is voted it may be revoked by a stockholder by delivery to the Secretary of the Company at the above address of a subsequently executed proxy or a written notice of revocation or by executing a later-voted proxy by telephone or via the Internet. The cost of preparing and mailing this proxy statement and proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company by mail, telephone and personal solicitation, and no additional compensation will be paid to such individuals. The Company may also reimburse brokers and any entity holding stock in its name or in the name of a nominee on behalf of a beneficial owner for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock. In addition, the Company has retained D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005 to aid in the solicitation of proxies by mail, telephone, telecopy and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s Common Stock and Class B Common Stock. For these services, the Company will pay D.F. King & Co., Inc. a fee of $10,000, plus expenses.

Common Stock Outstanding

At the close of business on the record date, February 25, 2005 there were outstanding and entitled to vote 61,770,442 shares of Common Stock and 20,584,618 shares of Class B Common Stock of the Company. Each share of Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes. The Common Stock, voting separately as a class, is entitled to elect four directors to be elected at the meeting to serve a one-year term expiring in 2006. The Common Stock and the Class B Common Stock vote together with respect to the election of seven directors to be elected at the meeting to serve a one-year term expiring in 2006 and all other matters submitted to the stockholders.

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of January 20, 2005 (except as otherwise indicated), with respect to the number of shares of Common Stock and Class B Common Stock owned by the only persons who were known by the Company to own beneficially more than 5% of the outstanding Common Stock or Class B Common Stock.

Name and Address of Beneficial Owner	Title of Class	Shares Beneficially Owned(a)		Percent of Class
Christopher Bancroft	Common	752,905	(b)	1.2%
c/o Holme Roberts & Owen LLP	Class B	3,820,360	(b)	18.6%
1700 Lincoln Street
Denver, Colorado 80203
Capital Research & Management Company	Common	4,686,060	(c)	7.6%
333 South Hope Street
Los Angeles, California 90071
Judson Detrick	Common	1,621,001	(d)	2.6%
Holme Roberts & Owen LLP	Class B	1,824,327	(d)	8.9%
1700 Lincoln Street
Denver, Colorado 80203
Michael B. Elefante	Common	4,510,321	(d)	7.3%
Hemenway & Barnes	Class B	5,735,044	(d)	27.9%
60 State Street
Boston, Massachusetts 02109
Timothy F. Fidgeon	Common	633,945	(d)	1.0%
Hemenway & Barnes	Class B	2,702,835	(d)	13.1%
60 State Street
Boston, Massachusetts 02109
Roy A. Hammer	Common	4,918,316	(e)	8.0%
Hemenway & Barnes	Class B	9,476,719	(e)	46.0%
60 State Street
Boston, Massachusetts 02109
Lynn Hendrix	Common	1,621,001	(d)	2.6%
Holme Roberts & Owen LLP	Class B	1,824,327	(d)	8.9%
1700 Lincoln Street
Denver, Colorado 80203

Name and Address of Beneficial Owner	Title of Class	Shares Beneficially Owned(a)		Percent of Class
Jane C. MacElree	Common	3,980,271	(f)	6.5%
c/o Hemenway & Barnes	Class B	3,708,298	(f)	18.0%
60 State Street
Boston, Massachusetts 02109
Christopher H. Ottaway	Common	963,950	(g)	1.6%
c/o Ottaway Newspapers, Inc.	Class B	1,231,543	(g)	6.0%
Post Office Box 401
Campbell Hall, New York 10916
James H. Ottaway, Jr.	Common	1,642,118	(h)	2.7%
Mary H. Ottaway	Class B	1,259,682	(h)	6.1%
c/o Ottaway Newspapers, Inc.
Post Office Box 401
Campbell Hall, New York 10916
Lawrence T. Perera	Common	560,450	(d)	0.9%
Hemenway & Barnes	Class B	3,477,000	(d)	16.9%
60 State Street
Boston, Massachusetts 02109
Michael J. Puzo	Common	61,523	(d)	0.1%
Hemenway & Barnes	Class B	2,122,170	(d)	10.3%
60 State Street
Boston, Massachusetts 02109
Thomas A. Richardson	Common	1,569,381	(d)	2.6%
Holme Roberts & Owen LLP	Class B	1,484,447	(d)	7.2%
1700 Lincoln Street
Denver, Colorado 80203
Martha S. Robes	Common	1,826,461	(i)	3.0%
c/o Hemenway & Barnes	Class B	1,240,512	(i)	6.0%
60 State Street
Boston, Massachusetts 02109
Elizabeth Steele	Common	2,121,675	(j)	3.5%
c/o Hemenway & Barnes	Class B	1,601,577	(j)	7.8%
60 State Street
Boston, Massachusetts 02109
Jean B. Stevenson	Common	1,593,864	(k)	2.6%
c/o Hemenway & Barnes	Class B	1,196,388	(k)	5.8%
60 State Street
Boston, Massachusetts 02109
T. Rowe Price Associates, Inc.	Common	9,183,004	(l)	14.9%
100 East Pratt Street
Baltimore, Maryland 21202
U.S. Trust Corporation	Class B	3,700,311	(m)	17.9%
114 West 47th Street
New York, New York 10036

(a)  Except as otherwise indicated, the beneficial owner has sole voting and investment power.

(b)  Includes 560,000 shares of Common Stock and 3,477,000 shares of Class B Common

Stock held by Mr. Bancroft as trustee, as to which he shares voting and investment power with other trustees, including Messrs. Hammer and Perera. Also includes 187,905 shares of Common Stock and 343,360 shares of Class B Common Stock held by Mr. Bancroft as trustee of a revocable trust, as to which he shares voting and investment power with other trustees, including Messrs. Richardson, Detrick and Hendrix. Mr. Bancroft could acquire sole voting and investment power over such shares if he were to revoke the trust. Also includes 5,000 shares of Common Stock subject to options exercisable within 60 days after January 20, 2005.

(c)  Capital Research & Management Company held all of these shares as an investment adviser and had sole investment power over all of these shares and no voting power over any of these shares. This information is based solely on a Schedule 13G filed with the SEC on February 11, 2005.

(d)  Each indicated stockholder holds these shares as trustee, shares voting and investment power as to such shares with other trustees (including other persons named above), and disclaims beneficial ownership as to such shares.

(e)  Includes 4,912,816 shares of Common Stock and 9,476,719 shares of Class B Common Stock held by Mr. Hammer as trustee, as to which he shares voting and investment power with other trustees (including other persons named above), and as to which he disclaims beneficial ownership. Also includes 500 shares of Common Stock held by a revocable trust for the benefit of Mr. Hammer, as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 5,000 shares of Common Stock subject to options exercisable within 60 days after January 20, 2005.

(f)  Includes 3,280,217 shares of Common Stock and 3,186,245 shares of Class B Common Stock held by Mrs. MacElree as trustee, as to which she shares voting and investment power with other trustees, including Mr. Elefante with respect to 3,141,206 shares of Common Stock and 3,024,445 shares of Class B Common Stock; Mr. Hammer with respect to 3,141,206 shares of Common Stock and 3,024,445 shares of Class B Common Stock; Mr. Puzo with respect to 46,900 shares of Common Stock and 161,800 shares of Class B Common Stock; and Mr. Fidgeon with respect to 138,350 shares of Class B Common Stock. Also includes 624,933 shares of Common Stock and 520,468 shares of Class B Common Stock held by Mrs. MacElree as trustee of a revocable trust, as to which she shares voting and investment power with other trustees, including Mr. Fidgeon. Mrs. MacElree could acquire sole voting and investment power over such shares if she were to revoke the trust. Also includes 5,121 shares of Common Stock and 1,585 shares of Class B Common Stock owned by Mrs. MacElree’s spouse.

(g)  Includes 963,950 shares of Common Stock and 1,231,543 shares of Class B Common Stock held as trustee as to which voting and investment power is shared with other trustees, including: Mr. James H. Ottaway, Jr.—963,950 shares of Common Stock and 1,231,543 shares of Class B Common Stock and Ms. Mary H. Ottaway—918,081 shares of Common Stock and 1,220,203 shares of Class B Common Stock.

(h)  Includes 81,550 shares of Common Stock subject to Mr. Ottaway’s options exercisable within 60 days after January 20, 2005. Also includes 126,750 shares of Common Stock and 5,460 shares of Class B Common Stock owned by Ms. Ottaway, Mr. Ottaway’s spouse. Mr. Ottaway holds 1,431,195 shares of Common Stock and 1,254,222 shares of Class B Common Stock held as trustee as to which voting and investment power is shared with other trustees, including: Ms. Mary H. Ottaway—956,371 shares of Common Stock and 1,231,543 shares of Class B Common Stock and Mr. Christopher H. Ottaway—963,950 shares of Common Stock and 1,231,543 shares of Class B Common Stock.

(i)  Includes 1,047,246 shares of Common Stock and 854,399 shares of Class B Common Stock held by Mrs. Robes as trustee, as to which she shares voting and investment power with other trustees, including Mr. Elefante with respect to 8,246 shares of Common Stock and 5,399 shares of Class B Common Stock; Mr. Hammer with respect to 1,039,000 shares of Common Stock and 849,000 shares of Class B Common Stock; Mrs. Stevenson with respect to 1,039,000 shares of Common Stock and 849,000 shares of Class B Common Stock; and Ms. Steele with respect to 1,039,000 shares of Common Stock and 849,000 shares of Class B Common Stock. Also includes 770,704 shares of Common Stock and 385,702 shares of Class B Common Stock held by Mrs. Robes as trustee of revocable trusts, as to which she shares voting and investment power with other trustees, including Mr. Elefante and Ms. Steele. Mrs. Robes could acquire sole voting and investment power over such shares if she were to revoke the trusts. Also includes 6,661 shares of Common Stock and 411 shares of Class B Common Stock owned by Mrs. Robes’ spouse.

(j)  Includes 1,808,502 shares of Common Stock and 1,230,710 shares of Class B Common Stock held by Ms. Steele as trustee, as to which she shares voting and investment power with other trustees, including Mr. Hammer with respect to 1,039,002 shares of Common Stock and 849,001 shares of Class B Common Stock; Mrs. Stevenson with respect to 1,039,000 shares of Common Stock and 849,000 shares of Class B Common Stock; Mrs. Robes with respect to 1,808,500 shares of Common Stock and 1,214,959 shares of Class B Common Stock; and Mr. Elefante with respect to 768,841 shares of Common Stock and 381,415 shares of Class B Common Stock. Also includes 308,173 shares of Common Stock and 370,867 shares of Class B Common Stock held by Ms. Steele as trustee of a revocable trust, as to which she shares voting and investment power with other trustees, including Mr. Elefante. Ms. Steele could acquire sole voting and investment power over such shares if she were to revoke the trust. Also includes 5,000 shares of Common Stock subject to options exercisable within 60 days after January 20, 2005.

(k)  Includes 1,040,708 shares of Common Stock and 849,000 shares of Class B Common Stock held by Mrs. Stevenson as trustee, as to which she shares voting and investment power with other trustees, including Mr. Elefante with respect to 1,708 shares of Common Stock; Mr. Hammer with respect to 1,039,000 shares of Common Stock and 849,000 shares of Class B Common Stock; Mrs. Robes with respect to 1,039,000 shares of Common Stock and 849,000 shares of Class B Common Stock; and Ms. Steele with respect to 1,039,000 shares of Common Stock and 849,000 shares of Class B Common Stock. Also includes 540,512 shares of Common Stock and 344,359 shares of Class B Common Stock held by Mrs. Stevenson as trustee of a revocable trust, as to which she shares voting and investment power with other trustees. Mrs. Stevenson could acquire sole voting and investment power over such shares if she were to revoke the trust.

(l)  T. Rowe Price Associates, Inc. held all of these shares as an investment adviser and had sole investment power over all of these shares and sole voting power over 2,015,380 of these shares. This information is based solely on a Schedule 13G filed with the SEC on February 10, 2005.

(m)  U.S. Trust Corp. held all of these shares as trustee, disclaimed beneficial ownership of them, shared voting power with persons named above as to 62,000 shares of Class B Common Stock and shared investment power with persons named above as to 3,392,933 shares of Class B Common Stock. This information is based solely on a Schedule 13G filed with the SEC on February 14, 2005.

Security Ownership of Directors and Management

The following table sets forth information as of January 20, 2005 (except as otherwise indicated) with respect to the number of shares of Common Stock and Class B Common Stock owned by each director, the five most highly compensated executive officers, and all directors and executive officers as a group.

Name	Title of Class	Shares Beneficially Owned(1)	Percent of Class(2)	Common Stock Equivalents(3)	Units in Common Stock Fund (3)
Christopher Bancroft (4)(5)	Common	752,905	1.2%	6,533	—
	Class B	3,820,360	18.6%
Lewis B. Campbell	Common	1,250	*	1,145	3,010
	Class B	—	*
L. Gordon Crovitz	Common	163,788	*	—	23,928
	Class B	—	*
Harvey Golub	Common	7,000	*	6,333	20,352
	Class B	—	*
Roy A. Hammer (4)(6)	Common	4,918,316	8.0%	5,587	—
	Class B	9,476,719	46.0%
Leslie Hill (4)(7)	Common	139,203	*	6,333	967
	Class B	79,504	*
Irvine O. Hockaday, Jr.	Common	8,000	*	9,349	12,164
	Class B	—	*
Dieter von Holtzbrinck	Common	5,000	*	4,025	1,629
	Class B	—	*
Karen Elliott House (8)	Common	821,394	*	—	55,663
	Class B	4,027	*
Vernon E. Jordan, Jr.	Common	5,287	*	6,334	21,011
	Class B	105	*
Peter R. Kann (8)	Common	821,394	*	—	55,663
	Class B	4,027	*
David K.P. Li	Common	13,032	*	7,991	24,601
	Class B	—	*
M. Peter McPherson	Common	5,000	*	5,851	11,920
	Class B	—	*
Frank N. Newman	Common	5,500	*	6,332	—
	Class B	—	*
James H. Ottaway, Jr. (9)	Common	1,642,118	2.7%	1,145	6,153
	Class B	1,259,682	6.1%
Peter G. Skinner (8)	Common	224,756	*	—	—
	Class B	—	*
Elizabeth Steele (4)(10)	Common	2,121,675	3.5%	4,025	—
	Class B	1,601,577	7.8%
William C. Steere, Jr. (8)	Common	6,000	*	6,333	19,809
	Class B	—	*
Richard F. Zannino	Common	324,673	*	—	38,799
	Class B	—	*
All directors and executive officers as a group	Common	9,764,834	15.9%	77,316	258,315
(21 persons) (11)	Class B	11,915,973	57.9%

(1) Except as otherwise indicated, the beneficial owner has sole voting and investment power. Includes shares of Common Stock subject to options exercisable within 60 days after January 20, 2005 held by: all non-employee directors (5,000 shares each), other than Mr. Campbell and Mr. Ottaway; Mr. Campbell (1,250 shares); Mr. Ottaway (81,550 shares); Mr. Kann (563,500 shares); Mr. Zannino (298,200 shares); Mr. Skinner (192,700 shares); Mr. Crovitz (149,700 shares) and Ms. House (130,617 shares). Also includes shares of restricted stock as to which the holder has full voting rights, held by Mr. Zannino (20,000 shares, of which none vest within 60 days after January 20, 2005). On December 17, 2004, the Company accelerated the vesting of all unvested portions of the stock option grants made on January 15, 2003 and January 21, 2004. The new vest date was December 31, 2004.

(2) An asterisk under the column “Percent of Class” indicates that the named person beneficially owns less than one percent of the shares of Common Stock or Class B Common Stock outstanding.

(3) Each non-employee director was credited with $50,000 deemed to be invested in shares of Common Stock (“stock equivalents”) for 2004 (for additional information, see page 12). Under the Dow Jones Deferred Compensation Program, directors were able to elect to defer receipt of fees for 2004 payable in cash and have such fees deemed to be invested in various investment alternatives, including the Dow Jones Common Stock Fund.

The Dow Jones Common Stock Fund is a unitized stock fund approximately 98% of which is made up of Dow Jones Common Stock; the remaining approximately 2% is made up of short-term investments, such as U.S. Treasury notes and bills, and corporate debt obligations. Because the Dow Jones Common Stock Fund includes more than Dow Jones Common Stock, participants receive units of the Fund, rather than shares of stock. Holders of units in the Common Stock Fund are entitled to accruals of dividends for the number of shares of Common Stock that are equivalent to their units in the Common Stock Fund. On January 20, 2005, each unit in the Dow Jones Common Stock Fund was valued at $16.37, and the market price of Dow Jones Common Stock was $41.14, so that 2.51 units of Common Stock Fund equaled one share of Dow Jones Common Stock.

Under the Dow Jones Deferred Compensation Program, executive officers are able to elect to have certain compensation and the amounts allocated to their accounts under the Supplementary Benefit Plan deemed to be invested in various investment alternatives, including the Dow Jones Common Stock Fund (for additional information, see footnote (6) to the Summary Compensation Table on page 16).

(4) As of January 20, 2005, Mr. Bancroft, Ms. Steele and Ms. Hill, certain of their relatives, and certain trusts and charitable organizations established by them, including trusts for which Mr. Hammer serves as trustee, owned beneficially a total of 9,501,953 shares (15.5%) of the outstanding Common Stock and 15,613,358 shares (75.8%) of the outstanding Class B Common Stock. Such shares account for approximately 62% of the votes represented by the outstanding Common Stock and Class B Common Stock. Mr. Bancroft, Ms. Steele and Ms. Hill, the trusts as to which they or certain of their relatives are trustees or have beneficial or reversionary interests, and the trustees of such trusts (including Mr. Hammer), may be considered in control of the Company and therefore its “parent.”

(5) Includes 187,905 shares of Common Stock and 343,360 shares of Class B Common Stock held by Mr. Bancroft as trustee of a revocable trust, as to which he shares voting and investment power with other trustees and as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 560,000 shares of Common Stock and 3,477,000 shares of Class B Common Stock held by Mr. Bancroft as trustee, as to which he shares voting and investment power with other trustees.

(6) Includes 500 shares of Common Stock held by a revocable trust for the benefit of Mr. Hammer, as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 4,912,816 shares of Common Stock and 9,476,719 shares of Class B

Common Stock held by Mr. Hammer as trustee, as to which he disclaims beneficial ownership and shares voting and investment power with other trustees.

(7) Includes 6,587 shares of Common Stock and 492 shares of Class B Common Stock owned by Ms. Hill’s spouse. Also includes 4,350 shares of Common Stock and 4,296 shares of Class B Common Stock owned by Ms. Hill’s children.

(8) Mr. Kann and Ms. House are married. Includes shares owned by, or jointly with, spouses, as follows: Mr. Kann—23,316 shares of Common Stock and 124 shares of Class B Common Stock owned by his spouse; Mr. Skinner—32,056 shares of Common Stock owned jointly with his spouse; Ms. House—103,961 shares of Common Stock and 3,903 shares of Class B Common Stock owned by her spouse; and Mr. Steere—1,000 shares of Common Stock owned jointly with his spouse. Includes, with respect to Mr. Kann, 130,617 shares of Common Stock subject to options exercisable within 60 days after January 20, 2005 and 5,306 units in the Dow Jones Common Stock Fund held by his spouse. Includes, with respect to Ms. House, 563,500 shares of Common Stock subject to options exercisable within 60 days after January 20, 2005 and 50,357 units in the Dow Jones Common Stock Fund held by her spouse. Also includes with respect to Ms. House, one share of Common Stock beneficially owned by her daughter. Each of Mr. Kann and Ms. House disclaims beneficial ownership of the shares owned by the other. Mr. Skinner shares voting and investment power with his spouse as to those shares owned jointly. Mr. Skinner retired as Executive Vice President, General Counsel and Secretary of the Company effective December 31, 2004. (Joseph A. Stern was appointed as General Counsel, Vice President and Secretary to succeed Mr. Skinner effective February 7, 2005.) Pursuant to the terms of Mr. Skinner’s Retirement Agreement (see page 20), Mr. Skinner’s outstanding stock options that vested on or before December 31, 2004 remain outstanding and exercisable until the expiration of their respective ten year exercise periods (or until their earlier exercise).

(9) See footnote (h) on page 4 above for a description of Mr. Ottaway’s ownership of Common Stock and Class B Common Stock.

(10) Includes 308,173 shares of Common Stock and 370,867 shares of Class B Common Stock held by Ms. Steele as trustee of a revocable trust, as to which she shares voting and investment power with other trustees and as to which she could acquire sole voting and investment power if she were to revoke the trust. Also includes 1,808,502 shares of Common Stock and 1,230,710 shares of Class B Common Stock held by Ms. Steele as trustee, as to which she shares voting and investment power with other trustees.

(11) Includes 1,662,300 shares of Common Stock subject to options that may be exercised by executive officers and directors within 60 days after January 20, 2005. Also includes shares owned by or jointly with their spouses and by their children and relatives sharing their homes.

Annual Report

The Company has delivered to all stockholders its Annual Report for the year ended December 31, 2004. The Annual Report includes an audited balance sheet as of that date and audited statements of income, stockholders’ equity and cash flows for the year then ended.

Voting Procedures

If a quorum is present at the meeting (i) a plurality of the votes cast by the shares of Common Stock is required in order to elect the nominees for election to the office of director that the Common Stock, voting separately as a class, is entitled to elect, (ii) a plurality of the votes cast by the shares of Common Stock and Class B Common Stock voting together is required in order to elect the nominees for election to the office of director that the Common Stock and the Class B Common Stock elect together, (iii) the affirmative vote of a majority of the votes cast by the shares of Common Stock and Class B Common Stock voting together is required for the approval of the amendments to the Dow Jones 2001 Long-Term Incentive Plan (provided that the total vote cast on the proposal represents over 50% of the voting power of all shares of Common Stock and Class B Common Stock entitled to vote on the proposal), (iv) the affirmative vote of a majority of the votes entitled to be cast by the outstanding shares of Common Stock and the Class B Common Stock voting together is required to approve each of the three proposals to amend the Certificate of Incorporation and Bylaws, (v) the affirmative vote of a plurality of the votes cast by the shares of Common Stock and Class B Common Stock voting together is required in order to approve the appointment by the Audit Committee of PricewaterhouseCoopers LLP as auditors, and (vi) the affirmative vote of a plurality of the votes cast by the shares of Common Stock and Class B Common Stock voting together is required to approve the stockholder proposal. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will have no effect on the outcome of the vote. With regard to other proposals, votes may be cast in favor or against, or a stockholder may abstain. Abstentions with respect to any of the proposals to amend the Certificate of Incorporation and Bylaws will have the same effect as a vote against the proposal. Abstentions will have no effect on the outcome of the vote on the other proposals. Shares represented by limited proxies that prohibit voting on a particular matter (so-called broker non-votes) will have the same effect as a vote against the proposals to amend the Certificate of Incorporation and Bylaws but will have no effect on the outcome of the vote on the other proposals. The shares represented by broker non-votes will be counted for quorum purposes.

Election of Directors

One of the purposes of the meeting is the election of eleven directors to serve a one-year term expiring in 2006. At the 2003 Annual Meeting, the Company’s stockholders voted to declassify the Board of Directors as a result of which (i) beginning with last year’s 2004 Annual Meeting, directors elected at each Annual Meeting are elected to one-year terms and (ii) each director elected prior to the declassification of the Board of Directors will serve for his or her full term, subject to his or her prior resignation, retirement or removal (so that the term of each director elected at the 2002 Annual Meeting will expire this year and the term of each director elected at the 2003 Annual Meeting will expire in 2006).

The Board of Directors has nominated the individuals listed below for election as directors. The holders of Common Stock voting separately as a class are entitled to vote for the election of Messrs. Hockaday, Jordan, McPherson and Steere. The holders of Common Stock and Class B Common Stock voting together are entitled to vote for the election of Mesdames Hill and Steele and Messrs. Bancroft, Campbell, Elefante, von Holtzbrinck and Kann. The proxies will be voted for the election of such individuals unless instructions are given to withhold authority to vote for one or more of them. For each nominated individual, the table below sets forth his or her age as of the date of the meeting and certain other information. Each of the persons named below (other than Mr. Elefante) is currently a director. Mr. Elefante was nominated to succeed Roy Hammer, a Dow Jones director since 1998, who will be retiring from the Board under the mandatory retirement provision of the Dow Jones Bylaws. Mr. Elefante was recommended by Bancroft family shareholders as a nominee. Both Mr. Elefante and Mr. Hammer are partners in the Boston law firm of Hemenway & Barnes, which acts as the primary trustee for the Bancroft family, the controlling shareholder of Dow Jones.

If for any reason any one or more of the persons named below should become unavailable for election, proxies will be voted for the election of such substitute nominees as the Board of Directors may propose.

Nominees for Election at the Annual Meeting:

Name	Age	Positions with the Company and Business Experience During the Past Five Years	Director Since
Christopher Bancroft(1)	53	Owner, Bancroft Operations (private investment firm)	1996
Lewis B. Campbell	58	Chairman, President and Chief Executive Officer, Textron Inc. (multi-industry company—aircraft, industrial and finance)(2)	2004
Michael B. Elefante(3)	61	Partner, Hemenway & Barnes (law firm)
Leslie Hill(1)	51	Retired, Airline Captain, American Airlines. Prior to August 2004, Airline Captain, American Airlines	1997
Irvine O. Hockaday, Jr.	68	Retired President and Chief Executive Officer, Hallmark Cards, Inc. Prior to January 2002, President and Chief Executive Officer, Hallmark Cards, Inc. (greeting card manufacturer)(4)	1990
Dieter von Holtzbrinck(5)	63	Chairman of the Supervisory Board, Verlagsgruppe Georg von Holtzbrinck GmbH. Prior to May 2001, Chief Executive Officer and President, Verlagsgruppe Georg von Holtzbrinck GmbH (publishing company)	2001

Name	Age	Positions with the Company and Business Experience During the Past Five Years	Director Since
Vernon E. Jordan, Jr	69	Senior Managing Director, Lazard Frères & Co. LLC (investment bank); Of Counsel, Akin, Gump, Strauss, Hauer & Feld (law firm). Prior to December 1999, Senior Partner, Akin, Gump, Strauss, Hauer & Feld(6)	1982
Peter R. Kann(7)	62	Chairman and Chief Executive Officer of the Company	1987
M. Peter McPherson	64	President Emeritus, Michigan State University Prior to December 2004, President, Michigan State University Co-Chair Partnership to Cut Hunger and Poverty in Africa (charitable organization)	1998
Elizabeth Steele(1)	56	President, Main Street Landing LLC (redevelopment company)	2001
William C. Steere, Jr.	68	Chairman of the Board Emeritus, Pfizer Inc. Prior to January 2001, Chief Executive Officer and prior to July 2001, Chairman, Pfizer Inc. (pharmaceuticals)(8)	1997

Incumbent Directors (Class of 2006)

The table below sets forth similar information for each director whose term expires in 2006:

Name	Age	Positions with the Company and Business Experience During the Past Five Years	Director Since
Harvey Golub	66	Chairman of Campbell Soup Company; Retired Chairman and Chief Executive Officer, American Express Company. Prior to January 2001, Chief Executive Officer and prior to April 2001, Chairman, American Express Company (travel and financial services company)	1997
David K.P. Li	66	Chairman and Chief Executive, The Bank of East Asia, Limited (banking)(9)	1993
Frank N. Newman	62	Vice Chairman, The Broad Center (public education nonprofit). Chairman Emeritus, Bankers Trust Corporation. Prior to July 1999, Chairman, President and Chief Executive Officer, Bankers Trust Corporation (banking). Prior to September 1995, Deputy Secretary of the United States Treasury.	1997
James H. Ottaway, Jr.(10)	67	Retired Senior Vice President of the Company. Prior to January 2004, Senior Vice President of the Company.	1987

(1) Mr. Bancroft and Ms. Steele are first cousins. Ms. Hill is the first cousin, once removed, of Mr. Bancroft and Ms. Steele.

(2) Mr. Campbell is a director of Bristol-Myers Squibb Company.

(3) Mr. Elefante is a partner in the Boston law firm of Hemenway & Barnes, which acts as the primary trustee for the Bancroft family, the controlling shareholder of Dow Jones. For additional information, see the table titled “Security Ownership of Certain Beneficial Owners” and related footnotes of such table, on page 2.

(4) Mr. Hockaday is a director of Aquila, Inc., Crown Media Holdings, Inc., The Estee Lauder Companies, Ford Motor Company and Sprint Corporation.

(5) See “Certain Relationships and Related Transactions” on page 26 and “Board of Directors—Director Independence” on page 15.

(6) Mr. Jordan is a director of America Online Latin America, Inc., American Express Company, Asbury Automotive Group, Inc., J.C. Penney Company, Inc., Sara Lee Corporation and Xerox Corporation.

(7) Mr. Kann is married to Ms. House, Senior Vice President of the Company and Publisher of The Wall Street Journal. Ms. House reports to Mr. Zannino, the Company’s Chief Operating Officer, and her compensation is set by the Compensation Committee of the Board of Directors.

(8)  Mr. Steere is a director of Health Management Associates, Inc., MetLife, Inc. and Pfizer Inc.

(9)  Mr. Li is a director of PCCW Limited, The Bank of East Asia Limited, Guangdong Investment Limited, The Hong Kong & China Gas Company Limited and SCMP Group Limited.

(10)  Mr. Ottaway was also Chairman and Chief Executive Officer of Ottaway Newspapers, Inc., the Company’s community newspapers subsidiary, until April 2003. He remains a significant stockholder of the Company and a director of Ottaway Newspapers, Inc.

Board of Directors

Meetings of the Board and Committees; Director Compensation; Attendance

During 2004 the Board of Directors met ten times, the Audit Committee met eight times, the Compensation Committee met six times, and the Corporate Governance Committee met three times. In June 2004 the annual director’s fee was increased by $10,000 from $70,000 to $80,000, with a cash component of $30,000 and $50,000 of deferred stock equivalents; the fee for each Board meeting attended was $2,500; the fee for each committee meeting attended was $2,000; and the annual fee for serving as a committee chairperson was $10,000. Deferred stock equivalents are credited quarterly and the number thereof is determined based on the market price of the Company’s Common Stock on the last business day of the quarter for which payment is being made. In addition, in January 2004, each non-employee director received options under the Dow Jones 2001 Long-Term Incentive Plan to purchase 1,250 shares of Common Stock in 2004 with an exercise price equal to the fair market value of the Common Stock on the date of grant.

Effective January 1, 2005, the stock equivalent component of annual director’s compensation was increased by $20,000 from $50,000 to $70,000. No stock option grants were made to non-employee directors in January 2005, nor are any planned this year. It is expected that in the spring of 2005, director compensation will be reviewed.

From time to time Board members are invited to attend meetings of Board committees of which they are not members; in such cases, such Board members receive a committee meeting fee. Management directors do not receive any fees related to their service on the Board or on committees of the Board.

Under the Dow Jones Deferred Compensation Program, directors are able to elect to defer receipt, in whole or in part, of any of their fees payable in cash. Deferred amounts are invested, at the electing director’s option, in various investment alternatives including the Dow Jones Common Stock Fund. Amounts accrued under the Deferred Compensation Program will be paid in cash in a lump sum or in the form of an annuity at separation of service, or during his or her service as a director, as the director may elect.

During 2004 all directors of the Company attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees on which they served except: Mr. Jordan attended 70% of all meetings of the Board and 67% of the total number of meetings held by the Board committees on which he served and Mr. Li attended 73% of the total number of meetings held by the Board committees on which he served.

Functions of the Committees of the Board of Directors; Executive Sessions; Self-evaluations

The Audit Committee

The Audit Committee of the Board of Directors provides assistance to the Board in fulfilling its oversight responsibilities with respect to the Company’s accounting and financial reporting processes; the Company’s systems of internal controls over financial reporting; the annual independent audit of the Company’s financial statements; the integrity of the Company’s financial statements; the Company’s compliance with applicable legal and regulatory requirements; the qualifications and independence of the Company’s independent auditors; and the performance of the Company’s internal audit function and independent auditors. The Committee prepares the Audit Committee report included in this proxy statement. The members of the Audit Committee are Messrs. Golub, Li, McPherson and Newman (Chair). For more information on the purpose and responsibilities of the Committee, see the Audit Committee Charter which is available for review on the Company’s website at www.dowjones.com and is available in print to any shareholder who requests it.

The Compensation Committee

The principal role of the Compensation Committee of the Board of Directors is to have direct responsibility to: review and approve corporate goals and objectives relevant to CEO compensation; evaluate the CEO’s performance in light of those goals and objectives; determine and approve (along with the other independent directors) the CEO’s compensation level based on this evaluation; and make recommendations to the Board with respect to non-CEO executive officer compensation, and incentive-compensation and equity-based plans that are subject to Board approval. The Committee’s objective is to establish and administer a “total compensation program” that fairly and competitively rewards Company executives for current and long-term performance and that enhances stockholder value. To this end, the Committee reviews and exercises judgment on all elements of the executive compensation program, including salary increases and annual performance incentive award payments, and the Company’s long-term incentive program. The members of the Compensation Committee are Messrs. Bancroft, Golub, Hockaday, Jr. (Chair), McPherson and Newman. For more information on the purpose and responsibilities of the Committee, see the Compensation Committee Charter, which is available for review on the Company’s website at www.dowjones.com and is available in print to any shareholder who requests it.

The Corporate Governance Committee

The purpose of the Corporate Governance Committee of the Board of Directors is to take a leadership role in shaping the corporate governance of the Company. The Committee’s principal purpose and responsibilities are to consider and report to the Board on matters relating to corporate governance. The Committee also considers and makes recommendations to the Board about the size of the Board and committee structure and membership. The Committee is also responsible for developing and recommending to the Board the Company’s Principles of Corporate Governance. The members of the Corporate Governance Committee are Mesdames Hill and Steele and Messrs. Campbell,

Golub, Hammer, Jordan, Li, and Steere, Jr. (Chair). For more information on the purpose and responsibilities of the Committee, see the Corporate Governance Committee Charter, which is available for review on the Company’s website at www.dowjones.com and is available in print to any shareholder who requests it.

One of the functions of the Corporate Governance Committee is to identify individuals who are qualified to be elected as directors, consistent with criteria approved by the Board. Prospective members of the Board are selected for their character and wisdom, judgment and integrity, business experience and acumen. The Committee and the Board also seek to have a variety of occupational and a diversity of personal backgrounds represented on the Board. When identifying candidates for nomination to the Board, the Committee endeavors to select individuals who are qualified, and who would be willing, to carry out the obligations of a director, including those described in the Company’s Principles of Corporate Governance. The Company’s Certificate of Incorporation provides that no director will stand for election on or after his or her 70th birthday.

The Corporate Governance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms.

Executive Sessions

In order to promote discussion among the non-management directors, regularly scheduled executive sessions (i.e., meetings of non-management directors without management present) are held to review such topics as the non-management directors determine. The responsibility for organizing and chairing such executive sessions is not delegated to a lead director, but rather is rotated among directors, either as a whole or among the Board committee chairs, as the Corporate Governance Committee and the Board may determine. The chair of a particular Board committee will act as the chair at executive sessions at which the principal items to be considered are within the scope of such committee’s authority.

Self-Evaluations

The Board conducts annual self-evaluations to determine whether it and its committees are functioning effectively.

Policy Relating to Director Nominees

Proposed by Stockholders

A stockholder may propose a director candidate to the Corporate Governance Committee by written request (either by personal delivery or by United States mail, postage prepaid) addressed to the Company’s Secretary at 200 Liberty Street, New York, New York 10281. Each such written request must be received by no later than November 18, 2005, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement.

Each written request must set forth: (A) the name and address of (i) the stockholder recommending the proposed candidate and (ii) the proposed candidate; (B) a representation that the stockholder (i) has continuously held at least $2,000 in market value of the Company’s stock for at least one year as of the date the recommendation is made and will continue to hold those securities through the date of the Annual Meeting next following the date of the stockholder’s written request and (ii) intends to appear in person or by proxy at such Annual Meeting; (C) a description of all arrangements or understandings between such stockholder and the proposed candidate and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made by the stockholder; (D) such other information regarding the candidate proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission; and (E) the written consent of the proposed candidate to be nominated and named in the Company’s proxy statement as a candidate for election as a director and to serve as a director of the Company if so nominated and elected.

The Corporate Governance Committee may refuse to acknowledge the proposal of any candidate by a stockholder if not made in compliance with the foregoing procedure. Any proposed candidate properly recommended by a stockholder will be considered by the Committee in accordance with the standards set forth above that are applicable to all other proposed candidates. This Policy Relating to Director Nominees Proposed by Stockholders is available for review on the Company’s website at www.dowjones.com.

Director Independence

In accordance with the rules of the New York Stock Exchange (and with respect to the Audit Committee, the rules of the SEC), the Board of Directors has determined that a majority of the directors, as well as the director nominee, Mr. Elefante, are independent, and that all members of the Audit, Compensation and Corporate Governance Committees are independent. In connection with these determinations, the Board adopted standards concerning director independence. These Director Independence Standards are attached as Appendix A. All non-management members of the Board of Directors met these standards other than Mr. von Holtzbrinck. (See also “Certain Relationships and Related Transactions” on page 26). Mr. Kann and Mr. Ottaway, who retired as an executive officer of the Company as of the end of 2003, are not deemed independent.

The independent directors are: Christopher Bancroft, Lewis B. Campbell, Harvey Golub, Leslie Hill, Irvine O. Hockaday, Jr., Vernon E. Jordan, Jr., David K.P. Li, M. Peter McPherson, Frank N. Newman, Elizabeth Steele, and William C. Steere, Jr. If elected, the director nominee, Michael B. Elefante, would also be deemed independent.

Communicating with the Board of Directors

Communications may be sent to the Board of Directors by (i) writing either directly to the Secretary of the Company, or to the entire Board or to the non-management directors as a group in care of the Secretary of the Company, at the Company’s headquarters, 200 Liberty Street, New York, New York, 10281 or (ii) by calling the following toll-free telephone number in the U.S. and Canada: 1-800-461-9330, or outside the U.S. and Canada, by calling collect to 720-514-4400. These numbers are administered by an independent service provider, unaffiliated with the Company. For more information relating to how the Company processes these communications, please see the Company’s Policy on Communicating Concerns, which is available for review on the Company’s website at www.dowjones.com.

The Board of Directors has adopted a formal policy, which is available for review on the Company’s website at www.dowjones.com, reflecting the Board’s expectation that all directors attend the Company’s Annual Meetings except in those occasional cases when it would be unduly burdensome to do so. Last year, all of the directors, except one, attended the 2004 Annual Meeting.

Executive Compensation

The following tables and the Compensation Committee Report on Executive Compensation provide information as to the cash and non-cash compensation paid to, earned by or granted to each of the five most highly compensated senior policy making executives of the Company.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Other Annual Compen- sation (3)	Restricted Stock Awards ($) (4)	Securities Underlying Options (#)	LTIP Payouts ($) (5)	All Other Compen- sation ($) (6)
Peter R. Kann	2004	$950,523	$835,000	—	—	88,100	$764,176	$271,818
Chairman of the Board,	2003	$930,000	$540,000	—	—	91,900	$516,527	$159,651
Chief Executive Officer and Director	2002	$930,000	$0	$51,871	—	113,800	$144,039	$234,927
Richard F. Zannino	2004	$726,769	$580,000	—	—	52,600	$341,997	$230,008
Executive Vice President and	2003	$700,000	$353,000	—	—	50,700	$434,027	$149,916
Chief Operating Officer	2002	$653,615	$175,000	—	$947,800	61,200	$128,624	$174,412
Peter G. Skinner (7)	2004	$627,846	$389,000	—	—	32,200	$325,129	$186,545
Executive Vice President,	2003	$610,000	$260,000	—	—	35,500	$284,419	$125,136
General Counsel and	2002	$610,000	$125,000	—	—	40,800	$56,605	$136,337
Secretary
L. Gordon Crovitz	2004	$476,660	$300,000	—	—	25,000	$236,555	$114,644
Senior Vice President and	2003	$440,000	$173,000	—	—	31,000	$227,506	$99,778
President, Electronic	2002	$440,250	$150,000	—	—	27,200	$47,580	$73,832
Publishing
Karen Elliott House	2004	$513,384	$180,000	—	—	25,000	$135,556	$119,313
Senior Vice President and	2003	$500,000	$162,000	—	—	29,100	$113,778	$101,241
Publisher, The Wall Street Journal	2002	$435,579	$100,000	—	—	25,800	$36,028	$90,572

(1)  There was no increase in the annual salary rate of any of the named executive officers for 2003. The increases reflected in the table for 2003 over 2002 for Mr. Zannino and Ms. House are the result of salary increases granted in July 2002 in connection with their promotions to Chief Operating Officer of the Company and Publisher of The Wall Street Journal, respectively.

There was no increase in the annual salary rate of any of the named executive officers for 2002 other than with respect to Mr. Zannino and Ms. House who received the aforementioned salary increases in connection with their promotions in July 2002.

In addition to stock options reflected in the column headed “Securities Underlying Options,” the indicated executives were granted contingent stock rights under the Dow Jones 2001 Long-Term Incentive Plan. The contingent stock rights granted during 2004 are reported in the long-term incentive plan table on page 19.

(2)  Represents annual incentive compensation paid to the named executive officers. Payments to such executives for 2002 and 2003 were well below target levels, reflecting both the very difficult operating environment and the Company’s efforts to control costs. In 2004, annual incentive compensation was slightly above target levels. In 2003, annual incentive compensation amounted to, on average, about 70% of target levels and in 2002, about 35% (excluding Mr. Kann, who elected to forego any annual incentive compensation for 2002). See “Compensation Committee Report on Executive Compensation” on page 21.

(3)  This amount is comprised principally of the cost ($48,925) of security services/systems provided to Mr. Kann on the recommendation of the Company’s Corporate Security Department.

(4)  Mr. Zannino received a grant of 8,600 shares of restricted stock on April 18, 2001. One-half of such shares vested on February 12, 2002, 30% of the shares vested on February 12, 2003 and the remaining 20% vested on February 12, 2004. Mr. Zannino also received a grant of 20,000 shares of restricted stock on July 2, 2002, all of which will vest on July 2, 2005. The dollar value of Mr. Zannino’s restricted stock awards shown on the table are based on the market price of the Company’s Common Stock on the grant date. At December 31, 2004, Mr. Zannino held a total of 20,000 shares of unvested restricted stock with a fair market value of $861,200. Regular quarterly dividends are paid on the restricted stock.

(5)  The payouts shown in the table for 2004 reflect the fair market value as of January 19, 2005 of the Final Awards made to the indicated executives under the Dow Jones 1997 Long Term Incentive Plan in respect of the four-year performance period 2001-2004. The payouts shown in the table for 2003 reflect the fair market value as of February 18, 2004 of the Final Awards made to the indicated executives under the Dow Jones 1997 Long Term Incentive Plan in respect of the four-year performance period 2000-2003. The payouts shown in the table for 2002 reflect the fair market value as of February 19, 2003 of the Final Awards made to the indicated executives under the Dow Jones 1997 Long Term Incentive Plan in respect of the four-year performance period 2000-2003. Mr. Zannino’s eligibility for a Final Award for the four-year performance periods 2000-2003 was part of his initial compensation arrangements. Mr. Zannino’s initial compensation also included an award for the performance period 1999-2002.

(6) The amounts referred to above under “All Other Compensation” consist of: (i) the aggregate amounts contributed to the accounts of the indicated executives under the Dow Jones Retirement Program and the related Supplementary Benefit Plan in respect of the years indicated; and (ii) “above-market” interest (as defined under applicable SEC regulations) paid to the indicated executives under the Supplementary Benefit Plan and their deferred compensation agreements, if any. See below for a detailed discussion of the “above-market” interest payments.

For amounts contributed in respect of 2004, the Internal Revenue Code limits the allocation of the annual Company contribution for the benefit of any individual account under a qualified retirement plan to the amount which would be contributed to such individual account based on maximum annual compensation of $205,000, but permits additional contributions under a supplementary benefit plan. Pursuant to such a plan, the Company allocates to each individual earning more than $205,000 an amount equal to the additional amount that would otherwise have been allocated to him or her under the Dow Jones Retirement Program had there been no IRS limits.

With respect to 2004, the Company allocated under the Dow Jones Retirement Program $31,274 to the accounts of Mr. Kann, Mr. Zannino, Mr. Skinner, Mr. Crovitz and Ms. House. The Company has also credited the following amounts to the accounts of the indicated executives under the Supplementary Benefit Plan with respect to 2004: Mr. Kann—$240,543; Mr. Zannino—$198,733; Mr. Skinner—$155,270; Mr. Crovitz—$83,369; and Ms. House—$88,038.

Prior to 2003, executive officers could elect to have (i) the amounts allocated to their accounts under the Supplementary Benefit Plan and (ii) the deferred compensation under their deferred compensation agreements deemed to be invested either in Dow Jones stock equivalents or at an annual interest rate based on the Dow Jones 20 Bond Index. For each executive officer who elected stock equivalents, with respect to 2002, such amounts were deemed to be invested at the closing price of the Common Stock on the first business day of 2003. For each executive officer who elected the annual interest rate based on the Dow Jones 20 Bond Index, the amounts in this column also include “above-market” interest accrued under the Supplementary Benefit Plan for: Mr. Kann $29,066 in 2002; Mr. Zannino—$1,165 in 2002; Mr. Skinner—$11,840 in 2002; Mr. Crovitz—$748 in

2002; and Ms. House—$6,349 in 2002; and also includes for Mr. Skinner “above-market” interest of $1,932 in 2002 accrued under his deferred compensation agreement. The annual interest rate based on the Dow Jones 20 Bond Index as compared to the specified federal interest rate used to determine “above-market” interest was: 7.27% vs. 6.57% in 2002. As of 2003, in accordance with the rules of the SEC, earnings on deferrals by executive officers need not be reported because under the Deferred Compensation Program the investments available to the executive officers are the same as those available to employees under the Dow Jones Retirement Program.

(7) Mr. Skinner retired from the Company effective December 31, 2004. See page 20.

Option Grants In 2004

	Individual Grants
Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share) (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation over Stock Option Term (3) 5% ($) 10% ($)
Peter R. Kann	88,100	6.3%	$52.65	1/21/14	$2,916,991	$7,392,471
Richard F. Zannino	52,600	3.8%	$52.65	1/21/14	$1,741,586	$4,413,666
Peter G. Skinner	32,200	2.3%	$52.65	1/21/14	$1,066,142	$2,701,902
L. Gordon Crovitz	25,000	1.8%	$52.65	1/21/14	$827,750	$2,097,750
Karen Elliott House	25,000	1.8%	$52.65	1/21/14	$827,750	$2,097,750

(1) On December 17, 2004, the Company accelerated the vesting of all unvested portions of the stock options granted on January 15, 2003 at a grant price of $44.68 and options granted on January 21, 2004 at a grant price of $52.65. The new vesting date was December 31, 2004. For grants made on January 15, 2003, the new vest date applies to the unvested two-thirds of the shares in the original grants. For grants made on January 21, 2004, the new vest date applies to all the shares in the original grant.

(2) The exercise price of the stock options that were granted on January 21, 2004 is $52.65 per share, the fair market value of the Common Stock on that date.

(3) These amounts represent hypothetical gains based on assumed rates of appreciation over the entire ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company’s Common Stock and the continued employment of the optionee through the vesting period.

Aggregated Option Exercises In 2004 And Year-End Option Values

			Total Number of Underlying Unexercised Options at December 31, 2004 (#)		Value of Unexercised In-the- Money Options at December 31, 2004 ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Peter R. Kann	15,100	$97,395	525,567	37,933	$347,400	$0
Richard F. Zannino	—	—	259,600	38,600	$0	$0
Peter G. Skinner	5,700	$32,889	192,700	0	$123,327	$0
L. Gordon Crovitz	1,100	$7,535	140,633	9,067	$52,979	$0
Karen Elliott House	2,800	$18,060	124,950	8,600	$95,535	$0

(1) This represents the difference between the closing price of the Company’s Common Stock on December 31, 2004, the last trading day in 2004 ($43.06), and the exercise price of the options.

Long-Term Incentive Plan—Awards In 2004

Name	Number of Shares, Units or Other Rights (1)	Performance or Other Period Until Maturation or Payout
Peter R. Kann	45,000	2004-2006
Richard F. Zannino	22,300	2004-2006
Peter G. Skinner (2)	4,533	2004-2006
L. Gordon Crovitz	10,000	2004-2006
Karen Elliott House	10,000	2004-2006

(1) The long-term incentive plan awards are contingent stock rights granted under the Dow Jones 2001 Long-Term Incentive Plan. Each contingent stock right gives the holder the contingent right to receive up to the number of shares of Common Stock specified in the right (the “Initial Award”) following completion of the applicable performance period. The number of shares ultimately received (the “Final Award”) will depend on the extent to which the performance criteria are achieved during the performance period and other factors. Participants may elect, subject to the approval of the Compensation Committee, to receive all or a portion of their Final Awards in cash, or Common Stock, or a combination of both. In addition, participants may defer receipt of up to 90% of their Final Awards under the Deferred Compensation Program. If a participant elects to receive all or a portion of the Final Award in cash, the amount of cash will equal the closing price of the Common Stock on the date of the Final Award multiplied by the number of shares of Common Stock as to which the election is being made.

During the performance period relating to each right, the Compensation Committee may adjust the performance criteria and otherwise modify the terms and provisions of the right. Also during the performance period, the holder receives as “dividend equivalents” an amount equal to the cash dividends that the holder would have received if the holder had owned the number of shares of Common Stock covered by the Initial Award during the entire performance period.

The Final Award ultimately received may be less than or equal to the number of shares set forth above. It is expected that fully satisfactory performance (as judged by the Compensation Committee in its discretion at the time of the payouts) would be competitively rewarded if the Final Award approximated 2/3 of the amounts set forth in the table above. Exceptional performance would support a Final Award in excess of 2/3 of the amounts set forth in the table above, but in no event more than 100% of such amounts.

At December 31, 2004, Mr. Kann held contingent stock rights covering a total of 151,100 shares; Mr. Zannino—77,150 shares; Mr. Skinner—39,708 shares; Mr. Crovitz—45,800 shares and Ms. House—40,600 shares. At December 31, 2004, the fair market value of the Common Stock subject to such rights was as follows: Mr. Kann—$6,506,366; Mr. Zannino—$3,322,079; Mr. Skinner—$1,709,826; Mr. Crovitz—$1,972,148; and Ms. House—$1,748,236.

(2) As reflected in Mr. Skinner’s Retirement Agreement, Mr. Skinner will receive a pro-rated Final Award with respect to his outstanding contingent stock rights grants covering the applicable performance periods. Such Final Awards will be paid to Mr. Skinner in accordance with the Long Term Incentive Plan after the completion of the applicable performance periods at the same time as Final Awards for such performance periods are paid to other participants in the Long Term Incentive Plan.

Mr. Skinner’s Retirement Agreement

Mr. Skinner retired from the Company effective December 31, 2004. Pursuant to the terms of a letter agreement (“Retirement Agreement”) dated July 28, 2004, Mr. Skinner agreed to provide legal and/or consulting services to the Company in 2005 and 2006, as may be reasonably requested by the Company’s Board of Directors, any Board Committee, the Chief Executive Officer, or its or his delegate from time to time. He agreed during the period beginning January 1, 2005 and ending December 31, 2006 to refrain from competing with the Company and any of its businesses and to abide by certain confidentiality provisions. In consideration for the performance of his legal and/or consulting services as well as Mr. Skinner’s commitment to certain non-competition and confidentiality obligations, the Company will pay Mr. Skinner $675,000 during 2005 and $475,000 in 2006. Such amounts will be paid to Mr. Skinner in equal monthly installments of $56,250.00 each in 2005 and $39,583.33 each in 2006, commencing on January 31, 2005 and continuing thereafter on the last business day of each subsequent month to and including December 31, 2006. As a retiree, Mr. Skinner will continue to be covered under the Dow Jones Health Care Plan. Nothing in the Retirement Agreement will affect Mr. Skinner’s rights under the following plans, all of which remain outstanding and payable to Mr. Skinner in accordance with their respective terms: the Dow Jones Retirement Program and the 401k and Money Purchase Accounts; the Dow Jones Deferred Compensation Program and the Deferred Compensation Account; Dow Jones Supplementary Benefit Plan (also known as the “SERP”) and the SERP Account; and the Executive Death Benefit Agreement. For further information on the treatment of Mr. Skinner’s options and awards under outstanding contingent stock rights see Footnote 8 to the “Security Ownership of Directors and Management” table on page 6 and Footnote 2 to the “Long Term Incentive Plan—Awards in 2004” table on page 19 herein. The Retirement Agreement is an Exhibit to the Company’s Form 10-Q filed on November 3, 2004.

Amended and Restated Separation Plan for Senior Management

The Amended and Restated Dow Jones Separation Plan for Senior Management covers separations from service by senior executives including the executive officers named on page 16. In order to receive benefits under the Amended and Restated Separation Plan, an eligible executive’s employment must have been terminated involuntarily, without “cause,” and he or she must enter into an agreement with the Company containing a covenant not to compete, confidentiality provisions and customary mutual releases and waivers. The Separation Plan, as amended and restated, effective as of September 15, 2004, extends, on a prospective basis, only to employees in salary grades 1 through 7 (as opposed to the original separation plan, approved by the Board on September 16, 1998, that applied to employees in salary grades 1 through 9). Employees who were assigned to salary grades 8 and 9 on September 14, 2004 continue to participate in the Plan.

The Amended and Restated Separation Plan provides for severance benefits equal to 18 or 24 months (depending on job level) of base salary and target annual incentive compensation. It also provides for the continuation of certain benefits during such 18 or 24 month period (the “Separation Period”) including those received under the Company’s Retirement Program and the related Supplementary Benefit Plan; the health and dental care plans; and the executive death and group life, disability and accident insurance plans. In addition, terminated executives will receive a pro-rated Final Award with respect to each of his or her outstanding grants of contingent stock rights under the Company’s Long Term Incentive Plan. Fur -

thermore, vested stock options held by a terminated executive will remain exercisable until the earlier of the expiration of the option and the last day (the “termination date”) of the Separation Period. Unvested stock options will continue to vest, and once vested will be exercisable, in accordance with their terms until the termination date; and all vested and unvested stock options will terminate on the termination date unless otherwise provided in another agreement with the Company.

The Amended and Restated Separation Plan was filed as an exhibit to the Form 8-K filed on September 20, 2004.

Executive Death Benefit Agreement

Under the executive death benefit agreement, senior executives including the executive officers named on page 16 can elect to receive the actuarial value of a “death benefit” to which their beneficiaries would otherwise be entitled, as deferred compensation payable upon their retirement.

Compensation Committee Interlocks and Insider Participation

Irvine O. Hockaday, Jr., Christopher Bancroft, Harvey Golub, M. Peter McPherson and Frank N. Newman served on the Compensation Committee during 2004. There were no Compensation Committee interlocks and no executive officer of the Company or any of its subsidiaries served as a member of the compensation committee (or other board committee performing similar functions) or on the board of directors of another entity in circumstances where one or more executive officers of that other entity served on the Compensation Committee or the Board of directors of the Company.

Compensation Committee Report on Executive Compensation

The Compensation Committee and the Compensation Program

The Compensation Committee consists of five independent directors. The principal role of the Committee is to: review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and determine and approve (along with the other independent directors) the CEO’s compensation level based on this evaluation; and make recommendations to the Board with respect to non-CEO executive officer compensation and incentive-compensation and equity-based plans subject to Board approval. The Committee’s objective is to establish and administer a “total compensation program” that fairly and competitively rewards Company executives for current and long-term performance and that enhances stockholder value. To this end, the Committee reviews and exercises judgment on all elements of the executive compensation program, including salary increases and annual incentive compensation, and the Company’s long-term incentive program.

The purpose of this report is to explain the Company’s executive compensation program and the operation of the Compensation Committee.

Elements of Compensation Program Considered by the Committee

The Committee reviews and approves corporate goals and objectives relevant to Mr. Kann’s compensation and evaluates his performance in light of those goals and objectives. In addition, the Committee recommends to the Board financial, strategic and individual performance measures for the top executive officers at the Company and evaluates their individual performance in light of these measures. We consider four elements of compensation: (1) annual salary; (2) annual incentive compensation; (3) long-term incentive compensation; and (4) retirement and other compensation.

Establishing and Administering a Competitive Program

The Committee retains outside compensation consultants and reviews competitive compensation and performance studies in developing and administering the total compensation program. We give continuing attention to changes in compensation practices, business trends and changes in applicable law and regulations in order to establish and administer a sound competitive compensation program. The competitive universe that we primarily consider includes the five largest newspaper publishers in the Dow Jones U.S. Publishing Index (the “Company’s peer group”) (see page 27), but we also review data on general industry trends and on certain other public companies which compete with one or more of the Company’s business segments.

With regard to annual and long-term incentive compensation, the Committee, in working with management and the Committee’s outside compensation consultants, has determined that a substantial portion of executives’ awards will be based on the achievement of certain pre-established financial objectives. For Mr. Kann a substantial portion of his annual incentive compensation for 2005 will be based on the achievement of these pre-established financial objectives (earnings per share—60% and return on investment—10%) and the balance will be based on the achievement of specified strategic goals (30%). For the remaining executive officers, a substantial portion of their annual incentive compensation will be based on the achievement of pre-established financial objectives and the balance will be based on the achievement of strategic goals and, for certain executive officers, individual performance.

Initial awards of contingent stock rights were made under the Company’s long-term incentive plan to Mr. Kann and other senior executive officers for the performance period 2005-2007. It is expected that the final awards to all those receiving these grants will be based solely on the Company’s performance with respect to total shareholder return relative to an established group of newspaper and information services companies.

The Committee has retained some measure of discretion under the annual incentive plan and certain long term incentive compensation because it believes that it is difficult to forecast in detail all future developments that will be relevant to an evaluation of executive performance.

Federal tax legislation in effect since 1994 eliminates the deductibility of compensation in excess of $1,000,000 paid to the chief executive officer and the other four executive officers whose compensation must be detailed in the proxy statement. The law exempts compensation paid under plans that relate compensation to performance. Although the Company’s plans are designed to relate compensation to performance, certain elements of them do not meet the tax law’s requirements because they allow the Committee to exercise discretion in setting compensation. It may be appropriate in the future to recommend changes in the Company’s compensation program to take account of the tax law. For 2004 the deductibility of certain compensation paid to Messrs. Kann, Zannino, Skinner and Crovitz was affected by this limitation.

Committee Reporting

The Committee makes recommendations to the other independent directors regarding the total compensation of the CEO, and together with the other independent directors determines and approves the total compensation of the CEO. It also makes recommendations to the Board regarding the total compensation of the other members of senior management. More specifically, the Committee recommends to the Board (or in the case of the CEO to the other independent directors) the Final Awards under executive incentive plans for the Company’s top executives for each performance period. The Committee also recommends to the Board (or in the case of the CEO to the other independent directors) stock option awards for the Company’s executives.

The chief executive officer’s salary was set at $955,000 during 2004. Normally, salaries for these officers would be set after evaluating their individual contributions and performance, increased responsibilities in certain cases, and the value of their jobs in the marketplace based on a review of the competitive compensation guidelines that were developed with advice from the Committee’s outside compensation consultants.

The annual incentive compensation for 2004 for the named executive officers listed in the table on page 16 reflects the Company’s performance measured against financial and qualitative criteria established in advance by the Committee. Financial criteria included earnings per share, return on investment, business unit direct operating income and controllable expense. It is the Committee’s view that on the qualitative measures the executive officers performed well in a difficult business environment by, among other things, controlling costs, continuing to invest in and enhance the quality of the Company’s products, improving operational efficiency and executing on the Company’s long-range strategic initiatives.

In January 2005, we awarded long-term compensation to the chief executive officer and other members of senior management under the Company’s 1997 Long Term Incentive Plan. The Final Awards covered performance for the period 2001-2004 and were made after reviewing the Company’s performance on total stockholder return relative to other newspaper, information services and financial services companies. We also considered progress toward achieving other Company objectives (quality of Dow Jones’ publications and services, level of customer satisfaction, and commitment to innovative products and services), and individual performance. In the case of the 2001-2004 performance period, it was expected that fully satisfactory competitive performance would be competitively rewarded if the Final Award approximated 2/3 of the number of shares in the Initial Award. Exceptional performance would support a Final Award in excess of 2/3 (up to 100%) of the Initial Award.

Final Awards were made in January 2005 to Messrs. Kann, Zannino, Skinner, and Crovitz and Ms. House in amounts equal to 57.9% to 60.9% of their Initial Awards for the 2001-2004 period. Mr. Kann’s Final Award for the 2001-2004 period was 18,575 shares of Common Stock. That represented an increase of 8,138 shares from his Final Award for the 2000-2003 period. Mr. Zannino deferred 90% of his Final Awards into the Dow Jones Common Stock Fund and received the remaining 10% of his Final Awards in cash, net of withholding taxes. Mr. Crovitz and Mr. Kann received their Final Awards in the form of Common Stock. The fair market value of Mr. Kann’s Final Award for the 2001-2004 period was $764,176 (based on the final award date stock price of $41.14) which is approximately 48% higher in value than the Final Award for the 2000-2003 period of $516,527 (based on the final award date stock price of $49.49).

In January 2005 we granted members of senior management stock options as well as contingent stock rights for the 2005-2007 performance period. The grants tie a significant portion of each senior executive’s potential compensation to the Company’s long-term objectives and to the market value of the Company’s stock. The Committee will determine the actual number of shares of stock payable to an executive under the contingent stock rights at the end of the performance period.

The Committee believes that the number of contingent stock rights and stock options granted to individual executives should be set annually by the Committee after consultation with its consultants concerning competitive compensation levels. Final contingent stock right awards are expected to be based on the Company’s total shareholder return.

The view of the Committee is that salaries for the senior executives of the Company generally should not deviate substantially from the median, and bonus and other incentive compensation opportunities should be somewhat above the median, of the competitive guidelines developed with the advice of the Committee’s consultants and that, particularly with respect to the annual incentive compensation, it is important that the Committee continue to retain a degree of discretion as to the actual amounts paid. The Committee believes that the compensation levels for the chief executive officer and other senior executives reflect these criteria and are appropriate given performance during the periods covered.

Irvine O. Hockaday, Jr., Chairman

Christopher Bancroft

Harvey Golub

M. Peter McPherson

Frank N. Newman

Audit Committee

The Audit Committee Report

General.    The Audit Committee consists of four non-employee directors. The Committee met eight times during 2004. The Audit Committee reviews the Company’s accounting and financial reporting policies and practices, monitors the financial reporting process and reviews summary reports on internal control. The Audit Committee approves the nature of services provided by the independent accountants and meets with the internal auditors and independent accountants to review the scope and results of their services.

Committee Procedures.    During January and February 2005, the Audit Committee reviewed and discussed the 2004 audited financial statements with management and with the Company’s independent registered public accounting firm. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee confirms that it has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountants their independence from the Company and management.

Based on the procedures and discussions referred to in the prior paragraph, the Audit Committee has recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Frank N. Newman, Chairman

Harvey Golub

David K.P. Li

M. Peter McPherson

Committee Independence, Charter, and Audit Committee Financial Expert

The Board of Directors has determined that the members of the Audit Committee are independent (as defined by the rules of the Securities and Exchange Commission and the New York Stock Exchange listing standards). (See also “Board of Directors—Director Independence” on page 15). The Company’s Board of Directors has adopted a written charter for the Audit Committee which is available on the Company’s website at www.dowjones.com. The Company’s Board of Directors has determined that all members of the Audit Committee are “audit committee financial experts” (as defined by the rules of the Securities and Exchange Commission).

Mr. Li serves on the audit committees of four public companies that are registered under the Securities Exchange Act of 1934 (including Dow Jones), and six other companies that are not so registered, but that are publicly traded on the Hong Kong Stock Exchange. After consideration of relevant factors, the Board concluded that Mr. Li has demonstrated his ability to serve effectively as a valued and diligent Audit Committee member continuously over the more than 10 years he has been a member of the Committee, and that his ability to serve on the Committee is not impaired by his service on the audit committees of other public companies.

Audit Fees

For the years ended December 31, 2004 and 2003, the Company incurred an aggregate of $2,361,370 and $1,544,500, respectively, in fees for professional services rendered by its independent registered public accounting firm for the audit of its annual financial statements and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit Related Fees

For the years ended December 31, 2004 and 2003, the Company incurred an aggregate of $223,965 and $294,800, respectively, in fees for assurance and assurance related services by its independent registered public accounting firm related to the performance of the audits and reviews of the Company’s financial statements. All these services were pre-approved by the Audit Committee.

Tax Fees

For the years ended December 31, 2004 and 2003, the Company incurred an aggregate of $1,699,083 and $3,388,200, respectively, in fees for professional services rendered by its independent registered public accounting firm for tax compliance, tax advice and tax planning, of which an aggregate of $869,252 and $869,566 pertained to tax compliance in 2004 and 2003, respectively, and an aggregate of $829,831 and $2,518,634 pertained to tax advice and tax planning services in 2004 and 2003, respectively. These services consisted primarily of tax advice and research regarding federal, international, state and local tax matters and reviews of tax returns filed in certain taxing jurisdictions in which the Company operates. In addition, the independent registered public accounting firm provided assistance to expatriate employees in connection with the preparation of individual tax returns. All these services were pre-approved by the Audit Committee.

All Other Fees

For the years ended December 31, 2004 and 2003, the Company incurred $81,800 and $36,000, respectively in fees for services rendered by its independent registered public accounting firm other than the services addressed in the preceding three paragraphs. In 2004, the services related to agreed upon procedures in connection with international operations in the amount of $72,900. In 2004 the services related to licensing of a database that provides publicly available technical accounting information. In 2003, the services related to litigation support and licensing of a database that provides publicly available technical accounting information. All these services were pre-approved by the Audit Committee.

Audit Committee Pre-approval Process

On an annual basis the independent registered public accounting firm present a listing of all services expected to be performed in the ensuing one-year period, including fee estimates, in sufficient detail to enable the Audit Committee to perform an independence review of each service. The Audit Committee reviews and approves appropriate services.

For any additional services proposed to be performed by the independent registered public accounting firm during the year, management will evaluate the impact on the independent registered public accounting firm’s independence and obtain Audit Committee approval for such service. The Audit Committee has delegated interim pre-approval authority to a member of the Audit Committee.

Certain Relationships and Related Transactions

Mr. von Holtzbrinck is Chairman of the Supervisory Board and the former President and CEO of Verlagsgruppe Georg von Holtzbrinck GmbH (the “von Holtzbrinck Group”). A subsidiary of the von Holtzbrinck group, Handelsblatt (“HB”), owns 10% of the equity of The Wall Street Journal Europe, Inc. (“WSJE”) and WSJE owns 10% of the equity of HB. Prior to the reorganization effected in 2003, WSJE owned 22% of the equity of HB and HB owned 12% of the equity of WSJE. HB has agreed to pay €1 million per year as a content license fee to WSJE through 2007 and will provide WSJE up to €1 million in house ads per year for free. WSJE in turn will provide HB with up to €100,000 in free house ads annually. The cross shareholdings can be reversed by either party at any time at fair market value, whereupon the licensing and house ad arrangements will terminate as well. HB and the Company have agreed to reverse the cross shareholdings between HB and WSJE in the first quarter of 2005.

The Company and the von Holtzbrinck Group also have several other immaterial business relationships in Europe.

The Board of Directors believes that these relationships are not material to the Company from a financial point of view. Notwithstanding the financial immateriality of these relationships, the Board has concluded that in light of the Company’s current relationship with the von Holtzbrinck Group, it is appropriate for the Board to continue to consider Mr. von Holtzbrinck not to be an independent director (as that term is defined by the rules of the New York Stock Exchange) at this time.

Comparison of Total Stockholder Return

The following graph compares the performance of the Company’s Common Stock during the five-year period ended December 31, 2004 with the Standard & Poor’s 500 Stock Index (“S&P 500”) and the Dow Jones U.S. Publishing Index (formerly named the Dow Jones Media/ Publishing Index). In February 2000, Dow Jones Indexes revised the components and the calculation methodology of the Dow Jones U.S. Publishing Index and as a consequence restated the Index historically. Accordingly, the returns for the Dow Jones U.S. Publishing Index set forth below are the restated returns.

The S&P 500 includes 500 U.S. companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The Dow Jones U.S. Publishing Index, which is also weighted by market capitalization, includes, in addition to the Company, the following twenty-three companies: American Greetings Corp., Belo Corp., Dex Media Inc., Dun & Bradstreet Corp., E.W. Scripps Co., FactSet Research Systems, Inc., Gannett Co. Inc., Getty Images Inc., Hollinger International Inc., Interactive Data Corp., John Wiley & Sons Inc., Knight Ridder Inc., Lee Enterprises Inc., McClatchy Co., McGraw-Hill Cos., Media General Inc., Meredith Corp., New York Times Co., R.H. Donnelley Corp., Reader’s Digest Association Inc., Scholastic Corp., Tribune Co., and Washington Post Co.

For purposes of the graph, it was assumed that $100 was invested in the Company’s Common Stock, the S&P 500 and the Dow Jones U.S. Publishing Index at closing prices on December 31, 1999. Dividends are assumed to be reinvested on the ex-dividend date.

Approval of Appointment of Independent Registered Public Accounting Firm

The Board of Directors unanimously recommends that the stockholders vote to approve the Audit Committee’s appointment of PricewaterhouseCoopers LLP, independent certified public accountants, as auditors of the Company for 2005. PricewaterhouseCoopers LLP were the Company’s auditors in 2004. Stockholder approval of the appointment of such firm as auditors will be requested at the 2005 Annual Meeting. Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Approval of Amendment to the Dow Jones 2001 Long-Term Incentive Plan

General

At the 2005 Annual Meeting the stockholders will be requested to approve an amendment (the “Amendment”) to the Dow Jones 2001 Long-Term Incentive Plan (the “Plan”), whereby the number of shares issuable under the Plan will be increased by 1,500,000 shares from 9,000,000 to 10,500,000 shares and the number of shares available for grants of stock-based awards will be increased by 1,400,000 from 2,100,000 to 3,500,000 shares. The Amendment, which is attached hereto as Appendix C, was approved by the Board of Directors on January 19, 2005, subject to its adoption by the stockholders. If the Amendment is adopted by the stockholders at the Annual Meeting, it will be effective as of April 20, 2005.

The Plan is the successor to the Dow Jones 1997 Long-Term Incentive Plan, which provided benefits to key senior executives, and the Dow Jones 1998 Stock Option Plan, which primarily provided benefits for middle management. The 1998 plan was discontinued by the Board in 2003 and the 1997 plan will remain in effect until the shares available under that plan have been exhausted. The Plan combines the contingent stock right and stock option features of its two predecessors. In addition, the Plan includes provision for the following types of incentive compensation: restricted stock, restricted stock units and other stock-based awards. Further, the Plan also encompasses grants to non-employee directors of stock options and other stock-based awards, and the distribution upon retirement of Common Stock in settlement of deferred stock equivalents. The Plan is an Appendix to the Company’s 2001 Proxy Statement and an Exhibit to the Company’s Form S-8 dated May 17, 2001.

As of February 25, 2005, 2,153,900 shares remained available for grant under the Plan, long-term incentive awards representing 6,806,741 shares have been granted and awards representing 39,359 shares had been exercised. The Board of Directors believes it is in the Company’s and its stockholders’ best interests to approve the Amendment because it will allow the Company to continue to grant long-term incentive awards under the Plan. The Board further believes that the Plan will enable the Company to retain present employees, including officers and directors, as well as non-employee directors, and to attract new employees and directors. The Board of Directors also believes that it is in the Company’s interest to tie a significant portion of employee and director compensation to the Company’s long-term objectives and to the market value of the Company’s stock.

The Company anticipates that approximately 750 employees of the Company and its Affiliates and all non-employee directors of the Company (14 individuals, assuming election of all nominees) will be eligible to receive awards under the Plan. An Affiliate is (i) any entity 20% or more of the voting equity of which is owned or controlled directly or indirectly by the Company, and (ii) any entity that had been a business, division or subsidiary of the Company, the equity of which has been distributed to the Company’s shareholders, even if the Company thereafter owns less than 20% of the voting equity.

If the Amendment is approved, the Plan will provide for the grant of contingent stock rights, stock options, restricted stock, restricted stock units and other stock-based awards (collectively, “Plan Awards”) with respect to an aggregate of 10,500,000 shares of Common Stock (subject to adjustment in the event of stock splits or other changes in the Common Stock as provided in Section 2(b) of the Plan) of which not more than (i) 3,500,000 shares shall be available for grants of contingent stock rights, restricted stock, restricted stock units and other stock-based awards and (ii) 150,000 shares may be issued under stock options or other stock-based awards granted to non-employee directors. In addition to other award limitations, no participant may be granted, in any calendar year, Plan Awards representing more than 300,000 shares of Common Stock. No Plan Awards may be made after March 31, 2011. Plan Awards made under the Plan generally may not be transferred other than by will or the laws of descent and distribution, but certain stock options may be transferable to the optionee’s family members and /or trusts in which family members or the optionee have a beneficial interest or certain other entities. Shares issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury.

The 10,500,000 shares of Common Stock that will be available under the Plan if the Amendment is approved represent approximately 17.0% of the shares of Common Stock outstanding (and account for 3.9% of the votes represented by the outstanding Common Stock and Class B Common Stock) at the close of business on February 25, 2005. The market value of a share of Common Stock as of February 25, 2005 was $37.44.

The benefits under the Plan depend on the future performance of the Company and will vary from year to year and from participant to participant. Benefits under the Plan are therefore not determinable at this time.

The Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”), consisting of not less than two directors each of whom qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee will designate the employees who will receive Plan Awards, the number of shares to be covered by, and finally issued pursuant to, contingent stock rights, the number of shares to be covered by stock options, the exercise price and other terms of such stock options, the number of shares of restricted stock to be granted, the number of shares with respect to which restricted stock units will be granted and the number of shares to be made available under any other stock-based awards and will perform all other functions assigned to it under the Plan.

The Chief Executive Officer of the Company will make recommendations to the Committee with respect to all of the foregoing, except that he may make no such recommendation as to himself. The Chief Executive Officer is authorized and empowered to grant Plan Awards and to do all things necessary and desirable in connection with the grants, subject to the Committee’s right to change or otherwise limit such delegation. However, the Chief Executive Officer may not grant Plan Awards to any director or to any person who serves or is proposed to serve as an executive officer within the meaning of Section 16(b) of the Securities Exchange Act, or who is or is expected to be an officer treated as a “covered employee” within the meaning of Section 162(m) of the Code.

Contingent Stock Rights

The Plan provides for the granting of “Contingent Stock Rights” (“Rights”) to Plan participants shortly before or early in the first year of each “Performance Period”. No more than 125,000 Rights may be granted to any participant in any year. A Right will give the participant the contingent right to receive, following the completion of the Performance Period, up to the number of shares of Common Stock specified in the Right (the “Maximum Award”). The number of shares ultimately received (the “Final Award”)

will depend upon the extent to which the “Performance Criteria” specified in the Right are achieved over the Performance Period, the participant’s individual performance (if applicable) and other factors, all as determined by the Committee. Accordingly, the Final Award could be less than or equal to the Maximum Award, although it is anticipated that, in most instances, the Final Award will be less than the Maximum Award. The number of shares covered by each Right, the nature of the Performance Criteria specified in the Right, the duration of the applicable Performance Period and the duration of the period, if any, during which transfer of the shares covered by any Final Award may be restricted (the “Restriction Period”), will be determined by the Committee. Performance Criteria may include such factors as absolute and relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, EBITDA, EBITDA margin, profit margin, earnings per share, return on equity, cash flow, operating margin, or net worth of the Company, or any of its Affiliates, divisions, or operations, including comparing such performance with the performance of other companies or business units during the comparable performance period. The Committee may adjust the Performance Criteria during the Performance Period and otherwise modify any Right.

In general, grants of Rights will be made annually. For grants made prior to January 2004 the Performance Periods were four calendar years. For grants made in January 2004 and thereafter, the Performance Periods ordinarily will be three calendar years. During the Performance Period relating to any Right, the participant will be entitled to receive dividend equivalents, i.e., an amount equal to the cash dividends that the participant would have received if he or she had owned the number of shares of Common Stock covered by the Right during the entire Performance Period.

Prior to the Committee’s determination of the size of a participant’s Final Award following completion of the Performance Period, the participant may elect, with the approval of the Committee, to receive all or a portion of such Final Award in cash, or Common Stock, or a combination of both. Participants may also defer receipt of up to 90% of their Final Awards under the Deferred Compensation Plan. The participant will be entitled to dividends and voting rights with respect to such shares and, absent a Committee imposed Restriction Period, generally will be free to transfer, assign, or otherwise dispose of the shares immediately thereafter.

Generally, if the employment of a participant terminates for any reason other than death, permanent disability or retirement prior to the distribution of the Final Award following expiration of the Performance Period relating to any Right, the Right will be forfeited and cancelled. However, the Committee has the right to alter this result in appropriate cases.

If a participant’s employment terminates because of death, permanent disability or retirement, the Committee will have sole discretion to determine the number of shares in the Maximum Award with respect to which such participant will be deemed to have satisfied the Performance Criteria, and the percentage of such shares to be included in the Final Award.

Stock Options

“Incentive stock options” and “non-qualified options” may be granted under the Plan. Incentive stock options may only be granted to employees of the Company or of a subsidiary corporation within the meaning of Section 424(f) of the Code. Options must expire not later than ten years after their grant, except that incentive stock options granted to owners of more than 10% of the outstanding stock (by voting power) must expire not later than five years after their grant. The exercise price must be at least equal to the fair market value (but not less than the par value) of the Common Stock on the date of grant or in the case of incentive stock options granted to owners of more than 10% of the outstanding stock (by vote) to at least 110% of such fair market value. The exercise price must be paid to the Company or its designated representative at the time of exercise either (i) in cash, (ii) by delivering Common Stock already owned by the optionee (if acquired through an employee benefit plan, Common Stock held by the optionee for more than six months) and having a total fair market value on the date of delivery equal to the exercise price or (iii) by delivering a combination of both. Certain options may permit the optionee to pay the exercise price by cashless exercise through a registered securities broker. Each option will be evidenced by an agreement incorporating the applicable terms and conditions of the Plan. During the lifetime of the optionee an option may be exercised only by such person or by his or her family members to whom the options may be assigned.

The Committee may from time to time, with the consent of the optionee, cancel all or any portion of any option granted under the Plan and pay the optionee shares of Common Stock or cash, or any combination thereof as the Committee may determine, in an amount equal to the difference between the aggregate fair market value of the shares subject to the portion of the option so cancelled at the time of the cancellation and the aggregate purchase price of such shares under the option. In the event of such a cancellation, the number of shares as to which such option was cancelled shall not become available for use under the Plan.

If an optionee’s employment or service as a director terminates because of death, permanent disability or retirement, his or her options may be exercised by him or her or by an authorized transferee pursuant to the terms of the option agreement. If an optionee’s employment or service as a director terminates for any other reason, generally, all rights to exercise any options will terminate on the 90th day after the date the employment or service was terminated or on such later date as the Committee may determine; provided, however, that in the case of termination for cause, all right to exercise options shall terminate at the date of such termination of employment.

Generally, at the time of exercise of a non-qualified option any excess of the fair market value of the stock on the date of exercise over the exercise price will be treated as ordinary income for federal income tax purposes. Any cash or the fair market value of shares of Common Stock received upon the cancellation of options will also be treated as ordinary income. The Company will be entitled to an income tax deduction for such amount at the time the optionee includes such amount in his or her income. At the time of the sale of any shares received upon exercise of such option or of the cancellation of such option, the difference, if any, between the amount the optionee received from the sale of the shares and the fair market value of the shares on the date of the exercise or cancellation will be treated as long-term or short-term capital gain (or loss) depending on whether he or she has then held the shares for more than one year from the date of such exercise or cancellation. Optionees may be given the right to elect to defer the receipt of shares and the recognition of ordinary income until the termination of their employment or for a stated period of time. In such event, the Company’s deduction will be postponed until the year of payment.

Optionees generally will not be subject to income tax upon their exercise of an incentive stock option. However, any excess of the fair market value of Common Stock on the date the option is exercised over the option exercise price must be included in the calculation of the optionee’s alternative minimum taxable income, which may subject him or her to the alternative minimum tax. The portion of any such alternative minimum tax attributable to the exercise of an incentive stock option can be credited against the optionee’s regular tax liability in later years to the extent that in any such year his or her regular tax liability exceeds the alternative minimum tax. If the optionee later sells the shares he or she received upon exercising the option at least two years after the option was granted and after having held the shares for at least one year, the optionee will incur a long-term capital gain (or loss) on the sale equal to the difference between the sales proceeds and the exercise price. In the event of such a sale, no amount will be taxable as ordinary income, and the Company will not be entitled to any income tax deduction.

If, however, the optionee sells the incentive stock or applies it to the exercise of another incentive stock option before the expiration of the one-year holding period or less than two years after the option was granted, he or she must report as ordinary income in the year of such disposition the amount by which the lesser of (i) the fair market value of the stock on the exercise date, or (ii) the amount realized on disposition of the stock, exceeds the exercise price. In addition, the excess, if any, of the amount realized on such a disposition over the stock’s fair market value on the date of exercise will be treated as long-term or short-term capital gain, depending on the period of time the stock has then been held. In the event of such a “disqualifying disposition,” the Company will be entitled to an income tax deduction equal to the amount included as ordinary income by the optionee. If an optionee makes a disqualifying disposition of Common Stock acquired pursuant to an incentive stock option, he or she is required to notify the Company or the Affiliate by which the optionee is employed within ten days of the disposition.

The Committee will make grants of options at its sole discretion and the amounts to be received by participants are therefore not determinable at this time.

Restricted Stock and Restricted Stock Units

Under the Plan, the Committee may grant awards of restricted stock and/or restricted stock units to employees of the Company and its Affiliates. A restricted stock unit is a right to acquire a fixed number of shares of Common Stock at a future date. The maximum number of shares of restricted stock that may be granted and with respect to which restricted stock units may be granted during any calendar year to any individual is limited to 100,000. Each such grant will be evidenced by an agreement incorporating the applicable terms and conditions of the Plan. Vesting of restricted stock and restricted stock units may be conditioned upon the completion of a specified period of employment, upon attainment of specified performance goals, and /or any other such criteria as the Committee may determine. Performance goals may include such factors as absolute and relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, EBITDA, EBITDA margin, profit margin, earnings per share, return on equity, cash flow, operating margin, or net worth of the Company, or any of its Affiliates, divisions, or operations during any prescribed performance period. While an award of restricted stock or of restricted stock units is subject to such restrictions, the participant may not transfer, assign, or otherwise encumber or dispose of the restricted stock or restricted stock unit, as the case may be. Under the terms of a restricted stock agreement, a participant may have the right to vote and receive dividends on the shares of restricted stock granted to him or her while the stock is still subject to restrictions. In the case of restricted stock units, a participant may, with approval of the Committee, elect to defer receipt of his or her shares beyond the vesting date.

If a participant who has received an award of restricted stock or of restricted stock units retires, the Committee in its discretion may determine the conditions under which any such awards shall become fully vested. If a participant’s employment terminates because of death or permanent disability, all restrictions to which the restricted stock or the restricted stock unit is subject will terminate. Termination of employment for any other reason will result in the forfeiture of the restricted stock and of the restricted stock units unless the Committee otherwise determines.

Other Stock-based Awards

The Committee may grant other stock-based awards, which will be subject to such terms, restrictions, conditions, vesting requirements, and payment rules as the Committee will determine. Each such other stock-based award will be evidenced by an agreement incorporating the applicable terms and conditions of the Plan. Vesting requirements may include performance goals focusing on factors such as absolute and relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, EBITDA, EBITDA margin, profit margin, earnings per share, return on equity, cash flow, operating margin, or net worth of the Company, any of its Affiliates, divisions, or operations.

Whenever shares of Common Stock are to be delivered pursuant to a Plan Award, the Committee may permit the participant to elect to have the Company withhold from delivery shares of Common Stock having a value equal to the amount of tax required to be withheld. In addition, the Committee may permit a participant to satisfy any additional tax that he or she elects to have the Company withhold by delivering to the Company or its designated representative Common Stock of the Company already owned by the participant (if acquired through an employee benefit plan, Common Stock held by the participant for more than six months).

The Board of Directors may amend or discontinue the Plan at any time. However, without approval by the stockholders no such amendment may, except as provided in Section 2(b) of the Plan with respect to stock splits or other changes in the Common Stock, (i) increase the number of shares reserved for Plan Awards, (ii) permit the granting of options exercisable at a price less than fair market value on the date of grant, (iii) permit the extension or grant of stock options which expire later than ten years after their grant, or (iv) permit Plan Awards to be made after March 31, 2011.

Voting Requirements

The affirmative vote of a majority of the votes cast by the shares of Common Stock and Class B Common Stock voting together is required for the approval of the Amendment to the Plan (provided that the total vote cast on the proposal represents over 50% of the voting power of all shares of Common Stock and Class B Common Stock entitled to vote on the proposal).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE DOW JONES 2001 LONG-TERM INCENTIVE PLAN.

Plan Benefits

The following table sets forth the long-term incentive awards granted under the Plan during 2002, 2003, 2004 and 2005 (until the date of this Proxy Statement), excluding grants that lapsed:

Name	Contingent Stock Rights (1)	Options (2)	Restricted Stock		Restricted Stock Units (3)	Stock Appreciation Rights (4)
Peter R. Kann	187,400	342,400	—		—	—
Chairman of the Board,
Chief Executive Officer and Director
Richard F. Zannino	103,200	212,600	20,000	(5)	—	—
Executive Vice President and
Chief Operating Officer
Peter G. Skinner	25,880	94,900	—		—	—
Executive Vice President,
General Counsel and
Secretary
L. Gordon Crovitz	53,400	107,200	—		—	—
Senior Vice President and
President, Electronic
Publishing
Karen Elliott House	52,300	103,900	—		—	—
Senior Vice President and
Publisher, The Wall Street Journal
Executive Officers as a Group	489,330	986,200	22,000		—	—
Non-Executive Directors and Director Nominees as a Group	—	65,000	—		—	—
Non-Executive Officer Employees as a Group	645,958	4,252,168	8,200		289,815	48,070

(1)  See footnote (1) to the “Long-Term Incentive Plan – Awards in 2004” table on page 19.

(2)  See the “Option Grants In 2004” table on page 18.

(3)  The restricted stock units are granted to certain Company employees under the Dow Jones 2001 Long-Term Incentive Plan. Each grantee is entitled to receive the number of shares of Common Stock equal to the number of restricted stock units upon vesting on the third anniversary of the date of grant. The restricted stock units were first granted in 2004.

(4)  The stock appreciation rights are granted to certain Company employees located in Belgium under the Dow Jones 2001 Long-Term Incentive Plan. These employees are granted these rights instead of stock options since options are taxed upon grant in Belgium. Upon vesting, each grantee has the right to exercise all or any part of the rights at an exercise price equal to the market price of the Common Stock as of the date of grant. For those rights granted in 2002, 2003 and 2004, one-third of the rights becomes exercisable on the first anniversary of their date of grant, another one-third will become exercisable on the second anniversary of their date of grant, and the remainder will become exercisable on the third anniversary of their date of grant. Rights granted beginning in 2005 will become exerciseable on the third anniversary of the date of the grant. Upon exercise, the Company shall pay to the grantee an amount equal to the excess of (i) the aggregate fair market value of that number of shares of Common Stock as is equal to the number of rights being exercised, over (ii) the aggregate exercise price of the rights being exercised.

(5)  See footnote (4) to the “Summary Compensation” table on page 17.

Approval of Proposals to Amend the Certificate of Incorporation and Bylaws

Introduction

The Certificate of Incorporation contains a provision, the “automatic conversion provision,” under which all outstanding shares of the Company’s Class B Common Stock (entitled to ten votes per share) will automatically convert into a like number of shares of Common Stock (entitled to one vote per share) when the number of outstanding shares of Class B Common Stock falls below 12,000,000. As described below, after substantial negotiations, the Company’s directors who are neither Bancroft family representatives nor members of management—who are hereinafter referred to as the “independent disinterested directors”—reached an agreement with representatives of the Bancroft family stockholders on a proposal to reduce the 12,000,000 share threshold to 7,500,000 shares. In connection with this threshold reduction, the Bancroft family stockholders agreed to support the addition to the Company’s Certificate of Incorporation and Bylaws of provisions that would help ensure that a majority of the Company’s directors would be persons who are neither members of management nor Bancroft family representatives and increasing the number of the directors that holders of the Company’s Common Stock, voting as a separate class, will be entitled to elect.

The Board of Directors has approved and authorized the submission to the Company’s stockholders for their consideration at the Annual Meeting the following proposals to amend the Certificate of Incorporation and Bylaws in order to reflect the agreement reached between the independent disinterested directors and representatives of the Bancroft family stockholders:

•	Threshold Reduction Amendment—The Board of Directors is recommending that stockholders vote to amend the automatic conversion provision in the Certificate of Incorporation to reduce the 12,000,000 share threshold to 7,500,000 shares.

•

Director Qualification Amendments—The Board of Directors is recommending that the stockholders vote to amend the Bylaws to provide that no member of management or Bancroft family representative will be qualified for election or appointment to the Board of

Directors unless, after the election or appointment, a majority of the directors will be persons who are neither members of management nor Bancroft family representatives. The Board of Directors is also recommending that the stockholders vote to amend the Certificate of Incorporation to provide that, so long as there are any shares of Class B Common Stock outstanding, this amendment to the Bylaws may not be changed without either (1) a vote of holders of a majority of the outstanding shares of the Company’s Common Stock and holders of a majority of the outstanding shares of the Company’s Class B Common Stock, each voting separately as a class, or (2) a vote of at least 80% of the directors then in office.

•	The Board Composition Amendments — The Board of Directors is recommending that stockholders vote to amend the Bylaws to fix the size of the Board at 16 and to amend the Certificate of Incorporation to provide that, so long as there are any shares of Class B Common Stock outstanding, this amendment to the Bylaws may not be changed without either (1) a vote of holders of a majority of the outstanding shares of the Company’s Common Stock and holders of a majority of the outstanding shares of the Company’s Class B Common Stock, each voting separately as a class, or (2) a vote of at least 80% of the directors then in office. The Board is also recommending that stockholders vote to amend the Certificate of Incorporation and Bylaws to increase to seven the number of directors that holders of Common Stock, voting as a separate class, will be entitled to elect at each stockholder meeting at which directors stand for election.

Each of the three proposals outlined above, which are hereinafter referred to as the “amendment proposals,” was unanimously approved by the entire Board of Directors. The amendment proposals were also unanimously approved by a separate vote of the independent disinterested directors.

In this section of the proxy statement, the term “Bancroft family member” means lineal, including adopted, descendents of Jane W. W. Bancroft and their immediate family members. Ms. Bancroft’s step-father, Clarence Barron, acquired the Company in 1902. The term “Bancroft family representative” means (1) any Bancroft family member; (2) any individual who is a trustee of any Bancroft trust, which means a trust, including a voting trust, primarily for the benefit of current or future Bancroft family members, Bancroft charitable organizations (tax qualified charitable organizations established by one or more Bancroft family members, trustees of Bancroft trusts or Bancroft entities) or Bancroft entities (corporations, limited liability companies, partnerships or similar entities a majority of the common equity interest of which is beneficially owned by one or more Bancroft family members, trustees of Bancroft trusts, Bancroft charitable organizations or other Bancroft entities); and (3) any individual who is an employee, officer, director, partner, manager or person holding a like position of one or more Bancroft family members, trustees of Bancroft trusts, Bancroft charitable organizations or Bancroft entities. The term “member of management” means any person who (a) is an officer or employee of the Company or any of the Company’s subsidiaries or (b) has an immediate family member who is an executive officer of the Company.

As of February 25, 2005, the record date for the annual meeting, the Bancroft family members, trusts for the benefit of the Bancroft family members and charitable organizations they have established held 9,176,995, or approximately 14.9%, of the outstanding shares of the Company’s Common Stock and 15,738,358, or approximately 76.5%, of the outstanding shares of the Company’s Class B Common Stock, together representing 62.2% of the Company’s total voting power. The Bancroft family members, the trusts for the benefit of the Bancroft family members and the charitable organizations they have established that are stockholders of the Company are referred to as the “Bancroft family stockholders.”

The specific changes that would be made to the Certificate of Incorporation and Bylaws un -

der each of the three amendment proposals are set out in Appendix B. The changes to the Certificate of Incorporation and Bylaws described in this proxy statement are qualified in their entirety by reference to the specific terms of the proposed amendments set out in Appendix B. Stockholders are urged to carefully read Appendix B, which is incorporated by reference.

Stockholders are being asked to vote separately on each of the three amendment proposals. Each of the three amendment proposals is, however, conditioned upon the approval by stockholders at the Annual Meeting of each of the other proposals. Accordingly, unless stockholders approve all three amendment proposals, none of the proposals will be adopted. If all of the amendment proposals are approved by stockholders, the Company expects to file with the office of the Delaware Secretary of State as soon as possible after the Annual Meeting a certificate of amendment with the proposed amendments to the Company’s Certificate of Incorporation reflected in the three amendment proposals as set out on Appendix B. All of the proposed amendments to the Company’s Certificate of Incorporation and Bylaws will become effective upon the filing of this certificate of amendment.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of each of the three amendment proposals.

The background to the three amendment proposals; the reasons why the Company’s Board of Directors and independent disinterested directors decided to approve the three amendment proposals; the recommendation of the Company’s Board of Directors; the terms of the amendments subject to each of the three proposals; and the vote required for the approval of the amendment proposals are described below.

Background

Maintaining the Independence and Integrity of the Company’s Publications

The Company’s management and Board of Directors have consistently believed that the independence and integrity of The Wall Street Journal and the Company’s other publications and services are crucial to its long-term success.

In 1984, the Company’s Board determined that the retention of control of the Company by the Bancroft family stockholders was the most likely means for the Company to maintain the independence and integrity of The Wall Street Journal and its other publications and services. Accordingly, the Board of Directors recommended to the stockholders an amendment to the Certificate of Incorporation authorizing the creation of the Class B Common Stock and allowing for the implementation of the current dual-class voting structure facilitating the retention of voting control of the Company by the Bancroft family stockholders. At the 1984 Annual Meeting, the Company’s stockholders, including a majority of stockholders who were not Bancroft family stockholders, approved this amendment to the Certificate of Incorporation.

The dual-class voting structure was implemented in 1986 by means of a distribution of one share of Class B Common Stock for every two outstanding shares of Common Stock, which was then the Company’s only outstanding class of stock. Approximately 32.3 million shares of Class B Common Stock were distributed to the Company’s stockholders. The Certificate of Incorporation, as then so amended, provides that holders of Class B Common Stock are entitled to ten votes per share and holders of Common Stock are entitled to one vote per share. The holders of Class B Common Stock and the holders of Common Stock generally vote together as a single class on all matters submitted to a vote of the Company’s stockholders, with each share of the Class B Common Stock entitling its holder to ten votes, and each share of Common Stock entitling its holder to one vote.

The holders of Common Stock, voting as a separate class, are entitled to elect one-third (or the next highest whole number) of the directors standing for election at each meeting of the Company’s stockholders. The Class B Common Stock may, by its terms, be transferred only to certain members of the holder’s family and to certain family trusts, charitable organizations, partnerships and corporations. The Class B Common Stock may, however, be converted by a Class B holder at any time, into shares of Common Stock, which are freely transferable.

Because the Class B Common Stock was distributed on a pro rata basis to all of the Company’s stockholders, the distribution did not initially change the relative voting power of the stockholders. However, the Board expected that stockholders desiring to sell their shares of Class B Common Stock would over time convert them into Common Stock. The Board also expected that the Bancroft family stockholders would, when selling shares of the Company, choose to sell shares of Common Stock rather than shares of Class B Common Stock, thereby maintaining their shares of Class B Common Stock to the extent possible. Therefore, with the implementation of the dual-class structure, the Bancroft family stockholders’ could increase their voting control over the Company even if they sold a portion of their shares, which in fact has occurred.

In 1986, immediately after the Class B Common Stock was distributed, the Bancroft family stockholders owned approximately 17.7 million shares of Class B Common Stock and approximately 35.3 million shares of Common Stock, together representing approximately 54.7% of the total equity and voting power of the Company. As of January 20, 2005, the Bancroft family members owned 15,613,358 shares of Class B Common Stock and 9,501,953 shares of Common Stock, together representing approximately 62% of the Company’s voting power.

Origin of Class B 12 Million Share Automatic Conversion Threshold

As noted above, the automatic conversion provision of the Certificate of Incorporation provides that all outstanding shares of the Class B Common Stock will automatically convert into a like number of shares of Common Stock when the outstanding shares of Class B Common Stock fall below 12,000,000.

The Class B Common Stock automatic conversion provision was included in 1984 because the Company had been advised that, upon the implementation of a dual-class voting structure, the Company’s Common Stock would no longer be eligible for listing on the New York Stock Exchange (“NYSE”) under the NYSE’s then-existing voting rights policy and would likely be delisted. The American Stock Exchange, however, did permit the listing of shares of companies with dual listed-voting structures, so long as those structures satisfied certain listing requirements. The Board of Directors included the automatic conversion provision in the terms of the Class B Common Stock, in part, in an effort to comply with the American Stock Exchange’s then requirements for a dual-class voting structure.

After the Company’s stockholders approved the dual-class voting structure but before it was implemented, the NYSE declared a moratorium on the delisting of shares of companies that were ineligible for listing under its then-existing voting rights policy. The NYSE subsequently adopted its current voting rights policy. While generally prohibiting the implementation of new dual-class voting structures, the NYSE’s current policy allows the continued listing on the NYSE of shares of companies that had dual-class voting structures in place before the policy’s adoption. Accordingly, the Company’s Common Stock has remained listed on the NYSE.

In late 2001, certain of the Bancroft family stockholders submitted to the Board of Directors, for consideration by the independent disinterested directors, a proposal to eliminate the automatic conversion provision from the Certificate of Incorporation. The independent disinterested directors retained the law firm of Cadwalader, Wickersham & Taft LLP to advise them in connection with their evaluation of the proposal.

In connection with the submission of their proposal, the Bancroft family stockholders indicated that they expected that, within the next few years, they would begin converting shares of Class B Common Stock into Common Stock that would be sold to provide funds for investment diversification and to meet anticipated financial needs. Those sales could result in reducing the outstanding shares of Class B Common Stock below the 12,000,000 share threshold, triggering the automatic conversion provision and resulting in the Bancroft family stockholders losing voting control over the Company. In support of its submission, the Bancroft family stockholders noted that (as set forth above) the automatic conversion provision was included in the Certificate of Incorporation, in part, to satisfy the American Stock Exchange’s listing requirements for a dual-class voting structure, requirements that have never been applicable to the Company or its Common Stock to maintain its listing on the NYSE.

In late 2001 and early 2002, the independent disinterested directors engaged in negotiations with the Bancroft family stockholders with respect to their proposal. In connection with those negotiations, the independent disinterested directors informed the Bancroft family stockholders that the independent disinterested directors believed it appropriate for the automatic conversion provision to be retained at a substantial level, although a threshold lower than the 12,000,000 share threshold could be considered. The independent disinterested directors also indicated that, although the retention of voting control by the Bancroft family stockholders contributed to the long-term success of the Company by ensuring that the independence and integrity of The Wall Street Journal and the Company’s other publications and services was maintained, it would be necessary, in connection with any reduction to the 12,000,000 share threshold, for the Bancroft family stockholders to agree to support modifications to the Company’s governing documents that would ensure that the Bancroft family stockholders could not, solely by virtue of their control of the Class B Common Stock, cause Bancroft family representatives and members of management to dominate the Company’s Board of Directors.

In mid-2002, the Bancroft family stockholders and the independent disinterested directors discussed a possible reduction of the 12,000,000 share threshold to 7,500,000 shares as well as the addition to the Company’s governing documents of provisions ensuring that a majority of the Company’s directors would be persons who are neither members of management nor Bancroft family representatives.

In June 2002, the NYSE Corporate Accountability and Listing Standards Committee recommended a variety of amendments to the NYSE’s governance requirements, including an amendment requiring boards of directors of listed companies to have a majority of independent directors. Because the terms of the independence requirement that would ultimately be adopted by the NYSE were unknown, there was considerable uncertainty as to how those requirements would interrelate with amendments to the governing documents provisions that were then being discussed. Accordingly, the independent disinterested directors and the Bancroft family stockholders agreed to defer further discussions with respect to the Bancroft family proposal.

In late 2003, the NYSE adopted amendments to the NYSE’s governance requirements amendments.

Thereafter, in 2004, the Bancroft family stockholders requested that the independent disinterested directors resume consideration of the earlier Bancroft family proposal. In that connection, the Bancroft family stockholders advised the independent disinterested directors that some Bancroft family stockholders who are holders of Class B Common Stock expected to begin converting and selling shares of Class B Common Stock in order to achieve investment diversification goals and meet anticipated financial needs.

During November and December 2004, the independent disinterested directors, again represented by Cadwalader, Wickersham & Taft LLP, engaged in discussions with representatives of the Bancroft family stockholders and members of the Company’s management with respect to the proposal made by the Bancroft family proposal as well as other possible amendments to the Certificate of Incorporation and Bylaws.

As a result of these discussions, the Bancroft family stockholders agreed that, in consideration of an amendment to the automatic conversion provision to reduce the 12,000,000 share threshold to 7,500,000 shares, they would support amendments to the Certificate of In -

corporation and Bylaws to (1) fix the size of the Board at 16 and increase to seven the number of directors to be elected by the holders of the Company’s Common Stock, voting separately as a class, and (2) provide that no member of management or Bancroft family representative would be qualified for election or appointment as a director, unless after the election or appointment, a majority of the members of the Board of Directors will be persons who are neither members of management nor Bancroft family representatives. These amendments are reflected in the three amendment proposals.

These proposed amendments were presented and described at a special meeting of the Board of Directors held on December 22, 2004. After discussion, the independent disinterested directors voted separately as a group to approve the proposed amendments.

Thereafter, on February 16, 2005, the independent disinterested directors and full Board of Directors, voting separately, approved the proposed amendments and authorized the submission of the amendment proposals to the Company’s stockholders for their consideration at the Annual Meeting.

Reasons for the Amendment Proposals

In reaching their decision to approve the amendment proposals, the independent disinterested directors and the full Board of Directors consulted with members of the Company’s management and Fried, Frank, Harris, Shriver & Jacobson LLP, the Company’s outside legal counsel. The independent disinterested directors also consulted with Cadwalader, Wickersham & Taft LLP, their independent legal counsel. In reaching their decision, the independent disinterested directors and the full Board of Directors considered a number of factors and potential benefits to the Company and its stockholders, including the following:

•	Their belief that the independence and integrity of The Wall Street Journal and the Company’s other publications and services are important to the Company’s long-term success.

•	As controlling stockholders of the Company for over a century, the Bancroft family stockholders have been steadfast in their commitment to the principles of independence and integrity that have been the foundation of the reputation and financial success of the Company’s publications and services for the benefit of all of its stockholders.

•	The fact that, as of February 25, 2005, there were 20,584,618 shares of Class B Common Stock outstanding, 15,738,358, or approximately 76.5% of which were held by the Bancroft family stockholders; that the Bancroft family stockholders have indicated that they expect to convert and sell shares of Class B Common Stock in the near future at a higher rate than in the past to provide for investment diversification and to meet anticipated financial needs; and that the triggering of the automatic conversion provision would result in the elimination of its dual-class voting structure and loss of voting control of the Company by the Bancroft family stockholders.

•	Their belief that retention of voting control of the Company by the Bancroft family stockholders has been an effective means for the Company to maintain the independence and integrity of the Company’s publications and services.

•

Reducing the automatic conversion threshold to 7,500,000 shares would most likely extend the period of time during which the Bancroft family stockholders retain voting control of the Company. Of course, the Company’s directors are unable to assure stockholders that the Bancroft family stockholders will retain sufficient shares of Class B Common Stock to ensure that they will continue to hold voting control of the Company or that a sufficient number of them will in fact act together to exercise control. The Bancroft family stockholders have informed the Company that, because future sales by them of shares depend on a variety of factors, including the Company’s performance and its impact on the Company’s share price, no reliable estimate can be provided as to when the 7,500,000 threshold would be triggered.

•	A 7,500,000 share threshold would ensure that the Bancroft family stockholders would hold voting control over the Company only so long as they maintained what the Board of Directors believed to be a meaningful equity interest in the Company.

•	At least 15 other major publishing companies listed on the NYSE, including the New York Times Company and the Washington Post Company, have dual class voting structures and only four of those companies, none of which is the New York Times Company or the Washington Post Company, have any provision similar to the automatic conversion provision.

•	The staff of the NYSE has confirmed that, in its view, the amendment proposals, taken in their entirety, are not inconsistent with the NYSE’s Voting Rights Policy.

•	Although historically a majority of the Company’s directors have been individuals who are neither members of management nor Bancroft family representatives, the Certificate of Incorporation and Bylaws do not currently contain this requirement. Therefore, the Bancroft family stockholders could, by virtue of their existing ownership of Class B Common Stock, cause Bancroft family representatives to be elected to fill the two-thirds of directors elected by the holders of the Class B Common Stock and Common Stock, voting together, thus dominating the Board with Bancroft family representatives.

•	The Director Qualification Amendments would help ensure that, for so long as the Class B Common Stock remains outstanding, at least a majority of the Company’s directors will be persons who are neither Company employees nor Bancroft family representatives, reducing the likelihood that Bancroft family representatives could be in a position to dominate the Board of Directors.

•	The Board Composition Amendments would ensure that, regardless of the number of directors standing for election at a meeting, the holders of the Company’s Common Stock, voting separately as a class, will be entitled to elect seven directors at each meeting of stockholders at which directors stand for election.

•	By fixing the size of the Board at 16, the Board Composition Amendments would ensure that the seven directors elected by the holders of Common Stock represent approximately 44% of the Company’s directors, thereby providing increased proportional representation on the Board by directors elected by the holders of Common Stock even prior to any triggering of the automatic conversion threshold provision.

•	Since the three amendment proposals are conditioned upon approval by stockholders of each of the proposals, the threshold in the automatic conversion provision would not be reduced unless the Director Qualification Amendments and the Board Composition Amendments are simultaneously adopted by the stockholders.

•	The Bancroft family stockholders have indicated that they intend to vote all of their shares FOR the approval of each of the amendment proposals. In light of the voting power held by the Bancroft family stockholders, their votes, by themselves, will assure the adoption of the amendment proposals.

The independent disinterested directors and the full Board of Directors also considered and balanced a number of factors and potential disadvantages and possible negative effects of the proposed amendments, including the following:

•	The Threshold Reduction Amendment could enable the Bancroft Family stockholders to maintain voting control over the Company while owning a lower percentage of the Company’s outstanding shares than they would need to own to maintain voting control absent this amendment.

•	Based on the number of shares of Class B Common Stock and Common Stock currently outstanding (that is, assuming the Company were not to issue additional shares of Common Stock or repurchase any of its outstanding Common Stock), it would be possible for the Bancroft family stockholders to continue to hold 50% of the total voting power while owning only approximately 9% of the Company’s total equity if the threshold provision is lowered to 7,500,000 shares. On the other hand, if the threshold remained at 12,000,000 shares, the Bancroft family would need to own approximately 14% or more of the Company’s total equity to maintain control of 50% or more of total voting power.

•	So long as the Bancroft family stockholders maintain voting control over the Company, it will be necessary to obtain the approval of the Bancroft family stockholders for a proposed acquisition of the Company. Accordingly, continued control of the Company by the Bancroft family stockholders may make the Company a less attractive candidate for an acquisition offer and may render more difficult or discourage an acquisition proposal for the Company or a proxy contest with respect to the election of directors who are subject to election by the holders of the Company’s Class B Common Stock and its Common Stock, voting together, even if an acquisition proposal or the replacement of those directors were favored by the Company’s stockholders other than the Bancroft family stockholders.

•	The Director Qualification Amendments could operate to prevent stockholders from electing, or the Board of Directors from appointing, as directors of the Company members of management or Bancroft family representatives who are otherwise qualified to serve on the Board.

•	By fixing the size of the Board at 16, the Board Composition Amendments would prevent the Board of Directors from increasing or decreasing its size for so long as there are shares of Class B Common Stock outstanding; as a result, absent an amendment to the Bylaws, (1) at any time when there are 16 directors in office, the Board would be unable to appoint an otherwise-qualified new director, and (2) the Board of Directors would be unable to reduce its size even if it determines that a smaller Board of Directors would be able to more effectively carry out its duties.

•	Because as described below any amendment to the Bylaw provisions reflecting the Director Qualification Amendments and the Board Composition Amendments would need to be approved by either a vote of both a majority of the outstanding shares of the Company’s Common Stock and a majority of the outstanding shares of the Company’s Class B Common Stock, each voting separately as a class, or a vote of at least 80% of the directors then in office, it may be difficult to obtain the votes necessary to amend these bylaw provisions.

Recommendation of Board of Directors

After taking into account all of the factors set forth above, as well as other factors, the Board of Directors, including the independent disinterested directors voting separately, unanimously determined that the amendment proposals are advisable and in the best interest of the Company and all its stockholders. The Board of Directors, including the independent disinterested directors voting separately, unan -

imously approved each of the amendment proposals and recommends that stockholders vote FOR the approval of each of the three amendment proposals.

Neither the Board of Directors nor the independent disinterested directors assigned relative weights to the factors set forth above or the possible effects of the amendment proposals described below, or any of the other factors. In addition, individual members of the Board of Directors, including individual independent disinterested directors, may have given different weight to different factors. Neither the Board of Directors nor the independent disinterested directors reached any specific conclusion on any of the factors considered, but instead conducted an overall analysis of the totality of the advantages and disadvantages of the amendment proposals.

Terms of Amendments Subject to the Amendment Proposals

Threshold Reduction Amendment

Paragraph 2(e) of Article Fifth of the Certificate of Incorporation contains the automatic conversion provision. The provision currently provides that, when the number of outstanding shares of the Class B Common Stock falls below 12,000,000, or such higher number as results from adjustments for stock splits or stock dividends, the then outstanding shares of Class B Common Stock will automatically be converted into a like number of shares of Common Stock. The Board of Directors is proposing that the stockholders approve an amendment to the Certificate of Incorporation to reduce the 12,000,000 share threshold to 7,500,000.

Director Qualification Amendments

The Board of Directors is proposing that the stockholders approve an amendment to the Bylaws that would add new Section 43 which would include a provision under which, so long as there are any shares of Class B Common Stock outstanding, no member of management or Bancroft family representative will be qualified to be elected or appointed as a director of the Company unless, after giving effect to the election or appointment, a majority of the Company’s directors will be persons who are neither members of management nor Bancroft family representatives.

New Section 43 defines a “member of management” as any person who:

•	is an officer or employee of the Company or any of the Company’s subsidiaries, or

•	has an immediate family member who is an executive officer of the Company.

The term “immediate family member” is defined for this purpose with reference to the definition of this term contained in the governance rules of the NYSE as in effect as of February 16, 2005. Under those rules, a person’s “immediate family members” includes his or her spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law; brothers and sisters-in-law and anyone (other than domestic employees) who shares the person’s house.

New Section 43 defines a “Bancroft family representative” as:

•	any Bancroft family member, which is defined as any lineal, including adopted, descendant of Jane W.W. Bancroft and any immediate family member of any such descendent;

•	any individual who is a trustee of any Bancroft trust, which is defined as a trust, including a voting trust, primarily for the benefit of current or future Bancroft family members, Bancroft charitable organizations (tax qualified charitable organizations established by one or more Bancroft family members, trustees of Bancroft trusts or Bancroft entities) or Bancroft entities (corporations, limited liability companies, partnerships or similar entities a majority of the common equity interest of which are beneficially owned by one or more Bancroft family members, trustees of Bancroft trusts, Bancroft charitable organizations or other Bancroft entities); or

•	any individual who is an employee, officer, director, partner, manager or person holding a like position of one or more Bancroft family members, trustees of Bancroft trusts, Bancroft charitable organizations or Bancroft entities.

The Company’s Certificate of Incorporation would also be amended to add a new provision to Article Thirteenth which would provide that, so long as there are any shares of Class B Common Stock outstanding, Section 43 of the Bylaws may not be amended without either (1) a vote of holders of a majority of the outstanding shares of the Company’s Common Stock and holders of a majority of the outstanding shares of the Company’s Class B Common Stock, each voting separately as a class, or (2) a vote of at least 80% of the directors then in office. Absent this amendment to the Certificate of Incorporation, Section 43, like all provisions of the Bylaws, could be amended by either a vote of a majority of the votes entitled to be cast by holders of Class B Common Stock and Common Stock, voting together as a single class, or a vote of a majority of the Company’s directors.

So long as there are any shares of Class B Common Stock outstanding, the provision proposed to be added to Article Thirteenth of the Certificate of Incorporation may itself not be amended without the approval of the Board of Directors as required under Delaware law and a vote of a majority of the outstanding shares of the Company’s Common Stock and a majority of the outstanding shares of the Company’s Class B Common Stock, each voting separately as a class.

Board Composition Amendments

Paragraph (c) of Article Fifth of the Certificate of Incorporation currently provides that the number of directors is to be not less than 16 nor more than 18 and, subject to this limitation, is to be fixed by or pursuant to the Bylaws. Section 8 of the Bylaws provides that, within the foregoing parameters, the number of directors is to be fixed by majority vote of the Board of Directors. The Board of Directors is proposing that the stockholders approve an amendment to the Bylaws that would include new Section 43 to the effect that, so long as there are any shares of the Company’s Class B Common Stock outstanding, the number of directors will be fixed at 16. As described above under “Director Qualification Amendments”, the Board of Directors is also proposing that the stockholders approve the addition to the Certificate of Incorporation of a new Article Thirteenth under which, so long as there are any shares of Class B Common Stock outstanding, an amendment to Section 43 of the Bylaws, including the provision fixing the number of directors at 16, would require the vote of the Board of Directors or stockholders that is described above under “Director Qualification Amendments.”

Paragraph 1(a) of Article Fourth of the Certificate of Incorporation and Section 5 of the Company’s Bylaws currently entitle the holders of Common Stock, voting separately as a class, to elect one-third of the directors (rounded, if necessary to the next higher whole number). The Board of Directors is proposing to amend these provisions of the Certificate of Incorporation and Bylaws to provide that the holders of Common Stock, voting separately as a class, are entitled to elect seven directors and that the holders of Class B Common Stock and holders of Common Stock, voting together as a single class, are entitled to elect nine directors. However, if the Certificate of Incorporation is amended in the future to permit the number of directors to exceed 18, the holders of Common Stock, voting as a separate class, shall be entitled to elect seven (7) directors or, if greater, one third of the directors (rounded, if necessary, to the next highest number) and the holders of Class B Common Stock and holders of Common Stock, voting together as a single class, will be entitled to elect the remaining directors. An amendment to permit the number of directors to exceed 18 requires the approval of the Board of Directors and, under the Certificate of Incorporation, a vote of holders of a majority of the outstanding shares of Common Stock and holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

Required Vote

Under the Certificate of Incorporation and Bylaws, each of the three amendment proposals must be approved by a majority of the votes entitled to be cast by the outstanding shares of the Common Stock and Class B Common Stock, voting together. Consequently, abstentions and broker non-votes with respect to any of the three amendment proposals will have the same effect as a vote AGAINST that proposal. Bancroft family stockholders who hold shares of Common Stock and Class B Common Stock representing 62.2% of the votes entitled to be cast at the Annual Meeting, and directors and executive officers of the Company (excluding those who are Bancroft family stockholders) who hold shares of Common Stock and Class B Common Stock representing an additional 5.4% of the votes entitled to be cast at the Annual Meeting, have indicated to the Company that they intend to vote all of those shares FOR the approval of each of the amendment proposals. These votes, by themselves, if cast in the indicated manner, will assure the adoption of the amendment proposals.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF EACH OF THE THREE AMENDMENT PROPOSALS.

Stockholder Proposal

The Independent Association of Publishers’ Employees (“IAPE”), CWA Local 1096, 14 Washington Road, Suite 521, Princeton Junction, New Jersey, 08550, which holds of record 55 shares of Common Stock and 10 shares of Class B Common Stock, has informed the Company that it intends to present the following resolution at the Annual Meeting:

RESOLVED: The stockholders request that the Board of Directors take the steps that may be necessary in compliance with state law, and without affecting the unexpired term of any director, to require that different persons shall serve in the positions of Chairman of the Board and Chief Executive Officer, and that the Chairman shall not be either a current or former executive of the Company.

IAPE has submitted the following statement in support of its proposal:

The positions of the Chairman of the Board and Chief Executive Officer (CEO) have been occupied by Peter Kann since July of 1991. However, as one corporate governance expert has observed, “leading the Board and leading the company are two distinct and important jobs.” (Fortune, October 14, 2002)

The Chairman of the Board is generally responsible for presiding at Board meetings and setting the agenda of the Board of Directors. According to the Company’s Principles of Corporate Governance, this agenda should include the review and approval of major strategies and plans, review of the annual corporate budget, the evaluation and compensation of the CEO, and the review of systems for compliance with applicable laws, regulations and accounting rules.

In contrast, the Chief Executive Officer is primarily responsible for managing operations. He also executes the strategies and plans that are approved by the Board.

Jeffrey Garten, the Dean of the Yale School of Management, has declared that “fundamental conflicts of interest can exist” when the “CEO also runs his company’s board.” (Business Week, Nov. 11, 2002) Such conflicts could arise whenever the Board performs its duty of evaluating the performance of the CEO, questioning major strategies and plans, or monitoring the Company’s compliance with laws, regulations and accounting rules. Dean Garten concluded, “it is much more difficult for a Board to monitor a chief executive’s performance and hold him accountable for results if the CEO is also the chairman.”

On January 9, 2003, a blue-ribbon commission of financial leaders expressed a preference for separating the positions of Chairman and CEO, while giving a lesser endorsement to alternatives that call for a lead or presiding director (Report of the Conference Board Commission on Public Trust and Private Enterprise). In commenting on the recommendation, the Co-Chair of the Commission declared that “a primary concern in a significant number of scandals is that strong CEO’s appear to have exerted a dominant influence over their boards, often stifling the efforts of directors to play the central oversight role.” (Chicago Tribune, Jan. 10, 2003)

According to a 2003 report of the Investor Responsibility Research Center, “thirty percent of S&P 1,500 companies… have a CEO who does not simultaneously serve as the company chair, up from 26 percent in 2001.” The report adds that 17 percent of those companies “have a lead or presiding director position.”

We believe that separating the positions of Chairman and CEO would constitute a significant improvement in corporate governance. Your support could make this important change happen.

Board of Directors’ Position

The Board of Directors believes that it is not in the best interests of the Company and its stockholders to adopt the proposal, which would prohibit the offices of Chairman and Chief Executive Officer from being held by the same person. It is the view of the Board of Directors that it should be free to make decisions concerning the positions of Chief Executive Officer and Chairman of the Board in a manner that is best for the Company at any particular point in time.

Currently, the Company has one person filling the position of Chairman of the Board and Chief Executive Officer. While in some circumstances it may be appropriate to separate the roles of Chairman and Chief Executive Officer, the Board believes that vesting the responsibilities and authority of the Chairman and the Chief Executive Officer in one person at this time is in the best interests of the Company and its stockholders.

The Board of Directors believes it is in the best position to determine how to staff the positions of Chairman of the Board and Chief Executive Officer. The proposal would, instead, require a particular structure and thus severely limit the Board’s flexibility. The Board recommends a vote against the proposal so that it will retain the flexibility to determine appropriate Board and management leadership from time to time in the future.

Further, independent oversight of management is effectively conducted and maintained through the composition of the Board. Fourteen of the fifteen directors are non-management directors, and twelve of the directors are independent under the NYSE rules. Moreover, in addition to the Board, various committees of the Board perform oversight functions independent of management.

The Compensation Committee of the Board is comprised entirely of independent directors and provides active, independent oversight and evaluation of the performance of all executive officers of the Company, including the Company’s Chairman and Chief Executive Officer. The evaluation of the performance of the Chairman and Chief Executive Officer is the express responsibility of the Compensation Committee. As noted in the Compensation Committee Report, the Compensation Committee gives special attention to the total compensation of the Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer is never present during the review of his performance and salary.

The Audit Committee is also comprised entirely of independent directors, which allows for independent and objective oversight of the Company’s financial practices, regulatory compliance, accounting procedures and financial reporting functions.

In addition, the Board has determined to hold quarterly executive sessions (meetings of non-management directors without management present) to promote discussion among the non-management directors and assure independent oversight of management.

The Company’s Corporate Governance Committee is also comprised entirely of independent directors. The Committee also takes an active leadership role in shaping the corporate governance of the Company by considering and reporting to the Board on matters relating to corporate governance. The Company’s revised Principles of Corporate Governance, as adopted by the Board of Directors in January 2004, state that: “It is the policy of Dow Jones that the positions of Chairman of the Board and Chief Executive Officer be held by the same person, except in unusual circumstances.”

The Board believes that the Company’s corporate governance structure, with its emphasis on independence and accountability, makes it unnecessary to require that the offices of Chairman and Chief Executive Officer be separated, and believes adopting such a rule would only serve to limit governance options available to the Board.

The Board believes that the interests of the Company and its shareholders are best served at this time by the experienced leadership and decisive direction provided by a full-time Chairman and Chief Executive Officer, subject to oversight by the Company’s non-management directors. As a general matter, when the offices of Chairman and Chief Executive Officer are combined, the incumbent acts as a bridge between the Board and the operating organization. A principal role of the Chairman is to propose the general agenda for Board meetings from among the many issues facing the Company on a day-to-day basis. As a result, the Chief Executive Officer is in the best position to develop this agenda in the most efficient and effective manner.

In summary, the Board believes the existing structure in which the offices of Chairman and Chief Executive Officer are held by one individual supports the Board’s exercise of its oversight responsibilities and does not compromise the independence of the Board of Directors. The Board believes it would be unwise to require that the two offices be separated. The Board believes that the interests of the Company and its stockholders are best served by continuing the Board’s flexibility to determine how best to organize the leadership of the Company as circumstances warrant from time to time.

A substantially similar proposal was presented at the 2004 Annual Meeting by the same stockholder and was defeated by the vote of the Company’s stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST ADOPTION OF THIS PROPOSED RESOLUTION.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of the outstanding Common Stock or Class B Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

Under SEC rules, companies must report in their proxy statements failures to file reports on a timely basis. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Form 5 annual reports were required for those persons, the Company believes that during 2004 all filing requirements under Section 16(a) of the Exchange Act applicable to its executive officers, directors, and greater than ten-percent beneficial owners were complied with.

Principles of Corporate Governance

The “Dow Jones & Company Principles of Corporate Governance,” which were originally adopted by the Board of Directors in 1997, were revised in January 2004 to conform to the corporate governance rules adopted by the New York Stock Exchange and the Securities and Exchange Commission in 2003. The Principles, which are available on the Company’s website at www.dowjones.com and are available in print to any shareholder who requests them, are set forth below.

1.	The principal duty of the Board of Directors and management of Dow Jones & Com-

pany is to assure that the Company is well- managed in the interests of its shareholders. Dow Jones seeks to protect and preserve the quality, independence and integrity of its products and services, including The Wall Street Journal, on which the Company’s long-term prosperity and public mission depend.

2.	Dow Jones is owned by its shareholders; the shareholders, in turn, elect the Company’s Board of Directors. The Board plays the central role in the Company’s governance; it is the Company’s decision-making authority on all matters except those reserved to the shareholders or delegated to management. The Board, in turn, selects the Company’s Chief Executive Officer and approves the appointment of other members of senior management; senior management is charged with the conduct of the Company’s business.

3.	The primary functions of the Board are:

•	review and, where appropriate, approval of the financial objectives, major strategies and plans, and major corporate actions of Dow Jones;

•	selection and evaluation of Dow Jones’ Chairman and Chief Executive Officer;

•	determining senior management compensation;

•	periodic review of management succession plans;

•	selection and recommendation to shareholders for election of appropriate candidates for service on the Board;

•	review of the adequacy of the Company’s systems for compliance with all applicable laws and regulations, for safeguarding the Company’s assets and for managing the major risks it faces; and

•	provision of advice and counsel to senior management.

4.	The Board will have a majority of directors who satisfy the criteria for “independent directors” in accordance with the rules of the New York Stock Exchange. The Company will make determinations about the independence of the Board members and may base such findings on, among other things, certain specific criteria that, if adopted by the Board, will be disclosed in the Company’s annual proxy statement. Consistent with the rules of the New York Stock Exchange and the Company’s policy of promoting vigorous representation for shareholders, ownership of a significant equity interest in the Company, no matter how great, is not by itself a bar to a finding of independence by the Company.

5.	The number of directors will not exceed a number that can function efficiently as a body. The Corporate Governance Committee, in consultation with the Chairman and CEO, considers and makes recommendations concerning the appropriate size and membership needs of the Board. The number of directors shall be not less than sixteen nor more than eighteen, and, subject to such limitation, shall be fixed from time to time by majority vote of the whole Board of Directors. The Corporate Governance Committee also considers candidates to fill new Board positions created by expansion and vacancies that occur by resignation, retirement or for any other reason.

6.	Prospective members of the Board are selected for their character and wisdom, judgment and integrity, business experience and acumen. The Corporate Governance Committee also seeks to have a variety of occupational and a diversity of personal backgrounds represented on the Board. No director shall stand for election on or after his or her 70th birthday. No director who is an employee of the Company will be eligible for re-election as a director after the termination of his or her employment.

7.

Upon election, directors receive a package of orientation materials and an extensive review of the Company and its businesses from senior managers. The Board will have at least seven regularly scheduled meetings each year. Additional special and telephonic meetings will be held as necessary. Directors are expected to attend all Board meetings and all meetings of the Committees of which they are a member. They are ex -

pected to spend such time as may be necessary to review meeting materials in advance and otherwise to discharge their responsibilities properly. In addition, Board members are encouraged to visit Company facilities throughout their tenure on the Board. The Company will endeavor to provide continuing educational opportunities to directors on request to enable them to better perform their duties.

8.	All directors are expected to own stock in Dow Jones. The Compensation Committee annually reviews the compensation of directors. The Company believes that a substantial part of directors’ compensation should be stock-based. The Company’s executive officers will not receive additional compensation for their service as directors. Compensation for non-employee directors should be competitive with those of corporations of comparable size and with those of the Company’s competitors and peers. The Board believes that the independence of a director may be compromised when compensation exceeds what is customary, or when the Company makes substantial charitable contributions to organizations with which a director is affiliated or otherwise provides indirect forms of compensation to a director.

9.	Because of the nature of the Company’s publishing business, no management directors are permitted to serve as directors of other public companies, except as representatives of Dow Jones in cases in which the Company owns shares in another company.

10.	It is the general policy of the Company that all major decisions be considered by the Board as a whole. This allows the Company to gain the advantage of the collective wisdom of the Board. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to or required by regulations of the New York Stock Exchange for the operation of Dow Jones as a publicly-owned company. Currently these committees are the Executive Committee, the Audit Committee, the Compensation Committee and the Corporate Governance Committee. Each of the Audit, Compensation and Corporate Governance Committees will have its own charter, which will be approved by the full Board. These charters will, among other things, set forth the purposes and duties of the respective Committees, and provide for annual performance evaluations of the Committees.

11.	Membership on the Audit, Compensation and Corporate Governance Committees is limited to independent directors, as defined by the rules of the New York Stock Exchange and any other applicable laws and regulations. The members and chairs of these Committees are recommended to the Board by the Corporate Governance Committee in consultation with the Chairman and CEO and are selected according to criteria that the Board determines to be in the best interest of the Company and its stockholders.

12.	The Chairman and CEO and other senior managers attending meetings of Board Committees do so by invitation.

13.	Each of the Audit, Compensation and Corporate Governance Committees has the authority to hire independent legal, financial, accounting and other advisors as necessary or appropriate to fulfill its duties.

14.	The frequency, length and agenda of meetings of each of the Committees are determined by the chair of the Committee in accordance with the provisions of the Committee charters. Whenever possible, materials related to agenda items will be provided to Committee members sufficiently in advance of Committee meetings to allow the directors to prepare for discussion. Sufficient time to consider the agenda items will be provided.

15.	It is the policy of Dow Jones that the positions of Chairman of the Board and Chief Executive Officer be held by the same person, except in unusual circumstances.

The Board will review the Company’s succession planning, focusing on evaluating potential successors to the CEO, as well as its policies regarding succession in the event of an emergency or the retirement of the CEO. The CEO will make available his or her recommendations and evaluations of potential successors to the full Board.

16.	The Chairman and CEO is responsible for establishing effective communications with the Company’s stakeholder groups, i.e., shareholders, customers, employees and others. It is the policy of Dow Jones that management speaks for the Company.

17.	The Chairman and CEO sets the agenda for meetings of the Board with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically by the Chairman and CEO for review or decision.

For example, the annual corporate budget is reviewed by the Board, and capital expenditures above a certain threshold amount (currently $15 million) are approved by the Board. Agenda items that fall within the scope of responsibilities of a Board Committee are reviewed with the chair of that Committee, who presents these matters to the Board. Any Board member may request that an item be included on the agenda.

18.	Whenever possible, materials related to agenda items will be provided to Board members sufficiently in advance of Board meetings to allow the directors to prepare for discussion. Sufficient time to consider the agenda items will be provided.

19.	Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the Company’s operations. In addition, Board members have free access to all other members of management and employees of the Company and, as necessary, its independent advisors. Furthermore, as necessary or appropriate to fulfill their duties, the directors shall have the authority to hire independent legal, financial, accounting and other advisors.

20.	To promote discussion among the non-management directors, regularly scheduled executive sessions or meetings of non-management directors without management present are held to review such topics as the non-management directors shall determine, including:

•	the report of the independent auditors;

•	the criteria upon which the performance of the Chairman and CEO and other senior managers is based;

•	the performance of the Chairman and CEO against such criteria;

•	the compensation of the Chairman and CEO and other senior managers;

•	the Company’s management succession plans; and

•	the performance of the Board.

Additional executive sessions or meetings of non-management directors may be held from time to time as required, or as requested by directors. The responsibility for organizing and chairing such executive sessions will not be delegated to a lead director, but rather will be rotated among directors, either as a whole or among the Board Committee chairs, as the Corporate Governance Committee and the Board may determine. The chair of a particular Board Committee will act as the chair at executive sessions at which the principal items to be considered are within the scope of such Committee’s authority. The Company will disclose a method to communicate directly with the non-management directors, for any interested party wishing to do so.

21.	The Board will conduct an annual self-evaluation to determine whether it and its Committees are functioning effectively.

22.	These principles will be reviewed by the Board from time to time.

Code of Conduct

The Dow Jones Code of Conduct and the Directors Code of Conduct are available for review on the Company’s website at www.dowjones.com and are available in print to any shareholder who requests them.

Submission of Stockholder Proposals

Under Rule 14a-8(e) of the Securities Exchange Act of 1934, a stockholder proposal intended for inclusion in next year’s proxy statement must be received by the Company at its principal executive offices no later than November 18, 2005, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

Rule 14a-4(c)(1) establishes a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement. Rule 14a-4(c)(1) relates to the discretionary voting authority retained by the Company with respect to proxies. With respect to any stockholder proposal for next year’s Annual Meeting submitted after February 1, 2006 (45 calendar days prior to the anniversary of the mailing date of this proxy statement), the Company retains discretion to vote proxies it receives as the Board of Directors sees fit. With respect to proposals submitted before February 1, 2006, the Company retains discretion to vote proxies it receives as the Board of Directors sees fit, only if (i) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (ii) the proponent does not issue a proxy statement with respect to the proposal in compliance with Rule 14a-4(c)(2).

Delivery of Documents to Security Holders Sharing an Address

In accordance with notices that we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Mr. Mark J. Donohue, Dow Jones & Company, Inc., 200 Liberty Street, New York, New York 10281 or call Investor Relations at 212-416-2000. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Other Matters

The Company knows of no other matter to be brought before the 2005 Annual Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote the same with respect to any such matter in accordance with their best judgment.

Stockholders who do not expect to attend the 2005 Annual Meeting in person are requested to complete, date, sign and return the enclosed proxy promptly in the enclosed postage prepaid envelope or to vote promptly by telephone or via the Internet.

A copy of the Company’s Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on March 11, 2005 is available to interested stockholders on the Company’s website at www.dowjones.com and upon written request to Mr. Mark J. Donohue, Director, Investor Relations, Dow Jones & Company, Inc., 200 Liberty Street, New York, New York, 10281.

By order of the Board of Directors,

Joseph A. Stern

Secretary

New York, New York

March 18, 2005

APPENDIX A

DOW JONES & COMPANY, INC.

Director Independence Standards

(As amended January 19, 2005)

In accordance with the rules of the New York Stock Exchange, the Company will have a majority of independent directors and all members of the Company’s Corporate Governance, Compensation and Audit Committees must be independent. No director will qualify as independent unless the Board affirmatively determines that he/she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. However, as the concern is independence from management, the Board does not view ownership of even a significant amount of stock as a bar to an independence finding.

The Board does not believe it is possible to anticipate, or explicitly provide for, all circumstances that might bear on the materiality of a director’s relationship to the Company. Accordingly, when making an independence determination, the Board will consider all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board will consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

Notwithstanding the foregoing, no director will qualify as an independent director if:

•	he/she has received during any twelve-month period within the last three years more than $100,000 in direct compensation from the Company, excluding director or committee fees and pension or other forms of deferred compensation;

•	any member of his/her “immediate family” (as defined below) has received during any twelve-month period within the last three years more than $100,000 in direct compensation from the Company;

•	he/she is a director or a current employee of a company that has made payments to, or received payments from, Dow Jones (including its subsidiaries) for property or services in an amount which in any of the last three fiscal years exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues;

•	any member of his/her “immediate family” is a current “executive officer” (as defined below) of a company that has made payments to, or received payments from, Dow Jones (including its subsidiaries) for property or services in an amount which in any of the last three fiscal years exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues;

•	he/she is or has in the last three years been an executive officer of a tax-exempt organization to which Dow Jones (including its subsidiaries) made contributions in an amount which in any single fiscal year exceeded the greater of $1 million or 2% of such tax-exempt organization’s consolidated gross revenues;

•	he/she is or has been within the last three years an employee of the Company (including its subsidiaries);

•	any member of his/her “immediate family” is or has been within the last three years an “executive officer” of the Company (including its subsidiaries);

•	he/she or any member of his/her “immediate family” is or has been within the last three years employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

A-1

•	he/she is a current partner of a firm that is the Company’s internal or external auditor;

•	any member of his/her “immediate family” is a current partner of a firm that is the Company’s internal or external auditor;

•	he/she is a current employee of the Company’s internal or external auditor;

•	any member of his or her “immediate family” is a current employee of the Company’s internal or external auditor and such person participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

•	he/she was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time; or;

•	any member of his/her “immediate family” was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time.

“Executive officer” positions include: a company’s president, principal financial officer, principal accounting officer (or controller), vice-president in charge of a principal business unit and other personnel who perform a significant policy-making function.

“Immediate family” means a director’s spouse, children, parents, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law (whether or not sharing his/her household) and anyone (other than a domestic employee) who shares his/her household.

In addition to the aforementioned requirements, members of the Audit Committee must be independent as defined under new SEC rules. Therefore, no audit committee member will qualify as independent if:

•	he/she, other than in his/her capacity as a member of the Board or a Board committee, directly accepts any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries, excluding receipt of amounts under a retirement plan;

•	he/she indirectly accepts (as defined below) any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries; or

•	he/she is an affiliated person (as defined below) of the Company or any of its subsidiaries.

An “affiliated person” is one who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or any of its subsidiaries, and also includes executive officers, directors, general partners and managing members of affiliates.

“Indirect acceptance” of fees includes, but is not limited to, (i) acceptance by an entity that has provided accounting, consulting, legal, investment banking or financial advisory services to the Company or any of its subsidiaries in which the director is a partner, member, officer (such as a managing director), or executive officer, or in which the director occupies a similar position, and (ii) acceptance by a spouse, by a minor child or minor stepchild (whether or not sharing his/her home), or by a child or stepchild sharing his/her home.

The Board will direct the Company to circulate questionnaires to the directors annually to assist them in making these determinations. The responses to the questionnaires are to be compiled and evaluated by the Company’s Director of Internal Audit and all potential exceptions to independence will be presented to and discussed among the Board members before a determination of independence is made. Any determination that a director does not meet these independence standards will be disclosed in the Company’s annual proxy statement. The Board reserves the right at any time, and from time to time, to review, amend, alter and repeal the foregoing standards in any way it deems appropriate.

A-2

APPENDIX B

Proposed Amendments to the Certificate of Incorporation and Bylaws

Threshold Reduction Amendment

The following change would be made to paragraph 2(e) of Article FOURTH of the Certificate of Incorporation pursuant to the Threshold Reduction Amendment:

(e) When the number of outstanding shares of Class B Common Stock falls below ~~Twelve Million (12,000,000)~~ Seven Million Five Hundred Thousand (7,500,000), or such higher number as results from adjustments for stock splits or stock dividends, the outstanding shares of Class B Common Stock shall be deemed without further act on anyone’s part to be converted into shares of Common Stock, and stock certificates formerly representing outstanding shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock.

Director Qualification Amendments/Board Composition Amendments

(a) The following Section 43 would be added to the Bylaws pursuant to the Director Qualification Amendments and the Board Composition Amendments, clause (b) and the definitions contained in Section 43 to be added pursuant to the Director Qualification Amendments and clause (a) of Section 43 to be added pursuant to the Board Composition Amendments:

“DIRECTOR MATTERS”

43. For so long as there shall be any Class B Common Stock outstanding, (a) the number of directors shall be fixed at sixteen and (b) no Management Person or Bancroft Family Representative shall be elected or appointed as a director of the corporation unless, after giving effect to such election or appointment, a majority of the directors of the corporation then in office shall be persons who are neither Management Persons nor Bancroft Family Representatives. A “Management Person” means any person who (1) is an officer or employee of the corporation or any of its subsidiaries, or (2) has an immediate family member (as defined in the General Commentary to Section 303A.02(b) of the Listed Company Manual of the New York Stock Exchange as in effect as of February 16, 2005) who is an executive officer of the corporation. A “Bancroft Family Representative” means (a) any Bancroft Family Member; (b) any natural person who is a trustee of any Bancroft Trust; or (c) any natural person who is an employee, officer, director, partner or manager (or person holding a like position) of one or more Bancroft Family Members, trustees of Bancroft Trusts, Bancroft Charitable Organizations or Bancroft Entities. “Bancroft Family Member” means any lineal descendent of Jane W. W. Bancroft and any immediate family member of any such descendent. For purposes of the foregoing, any person who is or was legally adopted by a lineal descendent of Jane W. W. Bancroft shall be deemed to be a lineal descendent of Jane W. W. Bancroft. “Bancroft Trust” means any trust (including a voting trust) primarily for the benefit of current or future Bancroft Family Members, Bancroft Charitable Organizations or Bancroft Entities. “Bancroft Charitable Organization” means any organization contributions to which are deductible for federal income, estate or gift tax purposes that was established by one or more Bancroft Family Members, trustees of Bancroft Trusts or Bancroft Entities. “Bancroft Entities” means any corporation, limited liability company, partnership or similar entity a majority of the common equity interests of which are beneficially owned by one or more Bancroft Family Members, trustees of Bancroft Trusts, Bancroft Charitable Organizations or other Bancroft Entities.”

(b) Pursuant to the Director Qualification Amendment and the Board Composition Amendments, the Certificate of Incorporation would be amended by designating the provisions currently contained in Article THIRTEENTH of Certificate of Incorporation as paragraph 1 of Article THIRTEENTH and the following as paragraph 2 of Article THIRTEENTH:

“2. Notwithstanding any other provision of this certificate of incorporation or the bylaws (and in addition to any different vote that may be specified by law, this certificate of incorporation or the bylaws), so long as there shall be any Class B Common Stock outstanding, (x) Section 43 of the Bylaws of the corporation shall not be amended, altered or repealed, and no bylaw inconsistent with Section 43 of the Bylaws may be adopted, without either (a) if adopted by the stockholders, the affirmative vote of a majority of the outstanding shares of Common Stock and the affirmative vote of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class, or (b) if adopted by the directors, the affirmative vote of at least 80% of the directors then in office and (y) this paragraph 2 shall not be amended, altered or repealed without the affirmative vote of a majority of the outstanding shares of Common Stock and the affirmative vote of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.”

(c) Pursuant to the Board Composition Amendments, the following sentence will be deleted from section 8 of the Bylaws:

“The number of directors shall be not less than sixteen nor more than eighteen, and, subject to such limitation, shall be fixed from time to time by majority vote of the whole board of directors.”

(d) Pursuant to the Board Composition Amendments, the first sentence of paragraph 1(a) of Article FOURTH of the Certificate of Incorporation would be changed as follows:

At every meeting of the stockholders every holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his name on the stock transfer records of the corporation and every holder of Class B Common Stock shall be entitled to ten (10) votes in person or by proxy for each share of Class B Common Stock standing in his name on the stock transfer records of the corporation;~~,~~ provided that at every meeting of the stockholders called for the election of directors of the corporation (A) the holders of Common Stock, voting separately as a class, shall be entitled to elect seven (7) of the directors to be elected at such meeting, and (B) the holders of class B Common Stock and Common Stock, voting as a separate class, shall be entitled to elect the remaining directors to be elected at such meeting. However, if paragraph a. of Article Fifth is at any time amended to permit the number of directors of the corporation to exceed eighteen, then at every meeting of the stockholders called for the election of directors, (A) the holders of Common Stock, voting separately as a class, shall be entitled to elect the greater of (x) seven (7) of the directors to be elected at such meeting, or (y) one-third (1/3) of the number of directors to be elected at such meeting, and if one-third (1/3) of such number of directors is not a whole number, ~~then the holders of Common Stock, voting separately as a class, shall be entitled to elect~~ the next higher whole number of directors to be elected at such meeting), and (B) the holders of Class B Common Stock and Common Stock, voting as a separate class, shall be entitled to elect the remaining directors to be elected at such meeting ~~shall have no voting rights with respect to the election of such directors~~.

(e) Pursuant to the Board Composition Amendments, the second sentence of section 5 of the Bylaws would be changed as follows:

At every meeting of the stockholders every holder of common stock shall be entitled to one (1) vote in person or by proxy for each share of common stock standing in his name on the stock transfer records of the corporation and every holder of class B common stock shall be entitled to ten (10) votes in person or by proxy for each share of class B common stock standing in his name on the stock transfer records of the corporation;~~,~~ provided that at every meeting of the stockholders called for the election of directors of the corporation (A) the holders of common stock, voting separately as a class, shall be entitled to elect seven (7) of the directors to be elected at such meeting, and (B) the holders of class B common stock and common stock, voting as a separate class, shall be entitled to elect the remaining directors to be elected at such meeting. However, if paragraph a. of Article Fifth of the certificate of incorporation is at any time amended to permit the number of directors of the corporation to exceed eighteen, then at every meeting of the stockholders called for the election of directors, (A) the holders of common stock, voting separately as a class, shall be entitled to elect the greater of (x) seven (7) of the directors to be elected at such meeting, or (y) one-third (1/3) of the number of directors to be elected at such meeting, and if one-third (1/3) of such number of directors is not a whole number, ~~then the holders of common stock, voting separately as a class, shall be entitled to elect~~ the next higher whole number of directors to be elected at such meeting), and (B) the holders of class B common stock and common stock, voting as a separate class, shall be entitled to elect the remaining directors to be elected at such meeting ~~shall have no voting rights with respect to the election of such directors~~.

(f) Pursuant to the Board Composition Amendments, the following changes would be made to the first sentence of section 14 of the Bylaws:

At meetings of the board of directors, a majority of the directors then in office shall constitute a quorum for the transaction of business unless there is an even number of directors in office in which event one-half thereof shall constitute such a quorum; provided, however that in no event shall such a quorum consist of less than one-third of the total number of directors ~~determined by the board of directors under Section 8~~ fixed by or pursuant to these bylaws.

APPENDIX C

The Dow Jones 2001 Long-Term Incentive Plan shall be amended to delete the second sentence of Section 2(a) and replace it with the following:

“The maximum number of shares of Common Stock with respect to which Plan Awards may be granted shall be ten million five hundred thousand (10,500,000) shares (subject to adjustment in accordance with the provisions of Section 2(b) hereof) of which not more than 3,500,000 shares will be available for grants of Rights, Restricted Stock, Restricted Stock Units and Other Stock-based Awards; provided, however, that any shares related to such a Plan Award that is forfeited shall be made available for purposes of the foregoing limitation.”

C-1

PROXY

Dow Jones & Company, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS—April 20, 2005

The undersigned stockholder of Dow Jones & Company, Inc. hereby appoints ROY A. HAMMER, PETER R. KANN and JOSEPH A. STERN and each of them jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock and Class B Common Stock of the Company which the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders to be held on Wednesday, April 20, 2005, at 11:00 a.m. and at any adjournment thereof, upon such business as may properly come before the meeting, including the following proposals, which are described in the Proxy Statement dated March 18, 2005, a copy of which has been received by the undersigned.

(PLEASE SIGN AND DATE ON REVERSE SIDE)

<  FOLD AND DETACH HERE  <

Notice of 2005 Annual Meeting of Stockholders

Dow Jones & Company, Inc.

200 Liberty Street, New York, New York 10281

Wednesday, April 20, 2005

To the Stockholders of

DOW JONES & COMPANY, INC.

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Dow Jones & Company, Inc. will be held at The Smithsonian National Museum of the American Indian, New York, New York on Wednesday, April 20, 2005 at 11:00 a.m. for the purposes of:

1.	Electing eleven directors to serve for a one-year term expiring in 2006;
2.	Approving the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as independent accountants for 2005;
3.	Approving the two amendments to the Dow Jones 2001 Long-Term Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 from 9,000,000 to 10,500,000 shares and to increase the number of shares available for grants of stock-based awards by 1,400,000 from 2,100,000 to 3,500,000 shares;
4.	Approving an amendment to the Certificate of Incorporation to reduce the threshold at which shares of Class B Common Stock are automatically converted into shares of Common Stock from 12,000,000 to 7,500,000 shares;
5.	Approving amendments to (i) the Bylaws to provide that no member of management or Bancroft family representative will be qualified to become a director unless thereafter a majority of the directors will be persons who are neither members of management nor Bancroft family representatives and (ii) the Certificate of Incorporation to require either a separate vote of each class of the Company’s stock or a vote of 80% of the directors in office to change the foregoing bylaw provision;
6.	Approving amendments to (i) the Bylaws to fix the size of the Board at sixteen (ii) the Certificate of Incorporation to require either a separate vote of each class of stock of the Company’s stock or a vote of 80% of the directors in office to change the foregoing Bylaw provision and (iii) the Certificate of Incorporation and the Bylaws to increase to seven the number of directors to be elected by holders of the Company’s Common Stock, voting separately;
7.	Acting upon a stockholder proposal to require that the positions of Chairman of the Board and Chief Executive Officer be held by different persons; and
8.	Transacting such other business as may properly come before the meeting.

Your attention is directed to our 2005 Proxy Statement for further information with respect to the matters to be acted upon at the meeting. You may view or print a copy of our Proxy Statement, as well as our Annual Report, at http://www.dowjones.com/corp/index_invest.htm.

You can now access proxy statements, annual reports and other shareholder account information via secure online access instead of receiving paper copies in the mail. This will help us reduce printing and postage costs. You can revoke your consent to access the proxy statement and annual report electronically at any time by writing or calling. You can access your Dow Jones account online via Investor ServiceDirect, a service of our transfer agent, Mellon Investor Services, at www.melloninvestor.com. You will need to establish a PIN to log into your account and access your account information, including your certificate history, book-entry information, and payment history for dividends. For technical assistance, call 1-877-978-7778 between 9am-7pm EST.

You can now access your Dow Jones account online.

Access your Dow Jones shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Dow Jones, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history of dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

Call 1-877-978-7778 between 9 am – 7 pm

Monday – Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6 AND AGAINST PROPOSAL 7.

Mark Here for Address Change or Comments
PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Proposals 1, 3, 4, 5 and 6 and AGAINST Proposal 7, and the Audit Committee of the Board of Directors

recommends a vote FOR Proposal 2.

			FOR	WITHHELD				FOR	AGAINST	ABSTAIN
1. Election of Directors by Common and/or Class B Common Stock.			☐	☐	3.	Amendments to the Company’s 2001 Long-Term Incentive Plan to increase the shares reserved for issuance from 9,000,000 to 10,500,000 shares and to increase the shares available for grants of stock-based awards from 2,100,000 to 3,500,000 shares.		☐	☐	☐
Common Stock 01-Irvine O. Hockaday, Jr. 02-Vernon E. Jordan, Jr. 03-M. Peter McPherson 04-William C. Steere	Common and Class B Common Stock 05-Christopher Bancroft 06-Lewis B. Campbell 07-Michael B. Elefante		08-Leslie Hill 09-Peter R. Kann 10-Elizabeth Steele 11-Dieter von Holtzbrinck					FOR	AGAINST	ABSTAIN
					4.	Amendment to the Certificate of Incorporation to reduce the threshold at which Class B Common Stock is automatically converted into Common Stock from 12,000,000 to 7,500,000 shares.		☐	☐	☐
					5.	Amendments to (i) the Bylaws to provide that no member of management or Bancroft family representative may become a director unless thereafter a majority of the directors will be persons who are neither members of management nor Bancroft family representatives and (ii) the Certificate of Incorporation to require either a separate vote of each class of the Company’s stock or a vote of 80% of the directors in office to change the foregoing bylaw provision.		FOR	AGAINST	ABSTAIN
For, except vote withheld from the following nominee(s):								☐	☐	☐
	FOR	AGAINST	ABSTAIN					FOR	AGAINST	ABSTAIN
2. Approval of Auditors for 2005.	☐	☐	☐		6.	Amendments to (i) the Bylaws to fix the size of the Board at sixteen (ii) the Certificate of Incorporation to require either a separate vote of each class of stock of the Company’s stock or a vote of 80% of the directors in office to change the foregoing bylaw provision and (iii) the Certificate of Incorporation and the Bylaws to increase to seven the number of directors to be elected by holders of the Company’s Common Stock, voting separately.		☐	☐	☐
								FOR	AGAINST	ABSTAIN
						7.	Stockholder proposal to separate the positions of Chairman of the Board and Chief Executive Officer.	☐	☐	☐

Signature(s)	Date: , 2005

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator or trustee or for a corporation, please give your full title. For joint accounts, each owner must sign.

∧  FOLD AND DETACH HERE  ∧

VOTE BY INTERNET OR TELEPHONE OR MAIL

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the Annual Meeting, April 19, 2005.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

•	INTERNET — http://www.proxyvoting.com/dj Use the Internet to vote your proxy. Have your proxy card in hand when you access the web.

OR

•	TELEPHONE — 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

•	MAIL — Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/isd for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

You can view the Annual Report and Proxy Statement on the internet at www.dowjones.com.

PROXY

Dow Jones & Company, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS—April 20, 2005

The undersigned stockholder of Dow Jones & Company, Inc. hereby appoints ROY A. HAMMER, PETER R. KANN and JOSEPH A. STERN and each of them jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock and Class B Common Stock of the Company which the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders to be held on Wednesday, April 20, 2005, at 11:00 a.m. and at any adjournment thereof, upon such business as may properly come before the meeting, including the following proposals, which are described in the Proxy Statement dated March 18, 2005, a copy of which has been received by the undersigned.

(PLEASE SIGN AND DATE ON REVERSE SIDE)

<  FOLD AND DETACH HERE  <

Notice of 2005 Annual Meeting of Stockholders

Dow Jones & Company, Inc.

200 Liberty Street, New York, New York 10281

Wednesday, April 20, 2005

To the Stockholders of

DOW JONES & COMPANY, INC.

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Dow Jones & Company, Inc. will be held at The Smithsonian National Museum of the American Indian, New York, New York on Wednesday, April 20, 2005 at 11:00 a.m. for the purposes of:

1.	Electing eleven directors to serve for a one-year term expiring in 2006;
2.	Approving the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as independent accountants for 2005;
3.	Approving the two amendments to the Dow Jones 2001 Long-Term Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 from 9,000,000 to 10,500,000 shares and to increase the number of shares available for grants of stock-based awards by 1,400,000 from 2,100,000 to 3,500,000 shares;
4.	Approving an amendment to the Certificate of Incorporation to reduce the threshold at which shares of Class B Common Stock are automatically converted into shares of Common Stock from 12,000,000 to 7,500,000 shares;
5.	Approving amendments to (i) the Bylaws to provide that no member of management or Bancroft family representative will be qualified to become a director unless thereafter a majority of the directors will be persons who are neither members of management nor Bancroft family representatives and (ii) the Certificate of Incorporation to require either a separate vote of each class of the Company’s stock or a vote of 80% of the directors in office to change the foregoing bylaw provision;
6.	Approving amendments to (i) the Bylaws to fix the size of the Board at sixteen (ii) the Certificate of Incorporation to require either a separate vote of each class of stock of the Company’s stock or a vote of 80% of the directors in office to change the foregoing Bylaw provision and (iii) the Certificate of Incorporation and the Bylaws to increase to seven the number of directors to be elected by holders of the Company’s Common Stock, voting separately;
7.	Acting upon a stockholder proposal to require that the positions of Chairman of the Board and Chief Executive Officer be held by different persons; and
8.	Transacting such other business as may properly come before the meeting.

Your attention is directed to our 2005 Proxy Statement for further information with respect to the matters to be acted upon at the meeting. You may view or print a copy of our Proxy Statement, as well as our Annual Report, at http://www.dowjones.com/corp/index_invest.htm.

You can now access proxy statements, annual reports and other shareholder account information via secure online access instead of receiving paper copies in the mail. This will help us reduce printing and postage costs. You can revoke your consent to access the proxy statement and annual report electronically at any time by writing or calling. You can access your Dow Jones account online via Investor ServiceDirect, a service of our transfer agent, Mellon Investor Services, at www.melloninvestor.com. You will need to establish a PIN to log into your account and access your account information, including your certificate history, book-entry information, and payment history for dividends. For technical assistance, call 1-877-978-7778 between 9am-7pm EST.

You can now access your Dow Jones account online.

Access your Dow Jones shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Dow Jones, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history of dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

Call 1-877-978-7778 between 9 am – 7 pm

Monday – Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6 AND AGAINST PROPOSAL 7.

Mark Here for Address Change or Comments
PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Proposals 1, 3, 4, 5 and 6 and AGAINST Proposal 7, and the Audit Committee of the Board of Directors

recommends a vote FOR Proposal 2.

			FOR	WITHHELD				FOR	AGAINST	ABSTAIN
1. Election of Directors by Common and/or Class B Common Stock.			☐	☐	3.	Amendments to the Company’s 2001 Long-Term Incentive Plan to increase the shares reserved for issuance from 9,000,000 to 10,500,000 shares and to increase the shares available for grants of stock-based awards from 2,100,000 to 3,500,000 shares.		☐	☐	☐
Common Stock 01-Irvine O. Hockaday, Jr. 02-Vernon E. Jordan, Jr. 03-M. Peter McPherson 04-William C. Steere	Common and Class B Common Stock 05-Christopher Bancroft 06-Lewis B. Campbell 07-Michael B. Elefante		08-Leslie Hill 09-Peter R. Kann 10-Elizabeth Steele 11-Dieter von Holtzbrinck					FOR	AGAINST	ABSTAIN
					4.	Amendment to the Certificate of Incorporation to reduce the threshold at which Class B Common Stock is automatically converted into Common Stock from 12,000,000 to 7,500,000 shares.		☐	☐	☐
					5.	Amendments to (i) the Bylaws to provide that no member of management or Bancroft family representative may become a director unless thereafter a majority of the directors will be persons who are neither members of management nor Bancroft family representatives and (ii) the Certificate of Incorporation to require either a separate vote of each class of the Company’s stock or a vote of 80% of the directors in office to change the foregoing bylaw provision.		FOR	AGAINST	ABSTAIN
For, except vote withheld from the following nominee(s):								☐	☐	☐
	FOR	AGAINST	ABSTAIN					FOR	AGAINST	ABSTAIN
2. Approval of Auditors for 2005.	☐	☐	☐		6.	Amendments to (i) the Bylaws to fix the size of the Board at sixteen (ii) the Certificate of Incorporation to require either a separate vote of each class of stock of the Company’s stock or a vote of 80% of the directors in office to change the foregoing bylaw provision and (iii) the Certificate of Incorporation and the Bylaws to increase to seven the number of directors to be elected by holders of the Company’s Common Stock, voting separately.		☐	☐	☐
								FOR	AGAINST	ABSTAIN
						7.	Stockholder proposal to separate the positions of Chairman of the Board and Chief Executive Officer.	☐	☐	☐

Signature(s)	Date: , 2005

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator or trustee or for a corporation, please give your full title. For joint accounts, each owner must sign.

∧  FOLD AND DETACH HERE  ∧

VOTE BY INTERNET OR TELEPHONE OR MAIL

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the Annual Meeting, April 19, 2005.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

•	INTERNET — http://www.proxyvoting.com/djplans Use the Internet to vote your proxy. Have your proxy card in hand when you access the web.

OR

•	TELEPHONE — 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

•	MAIL — Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at www.dowjones.com.